UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

H&E EQUIPMENT SERVICES, INC.

____________________________________________________________________________________________________________________________

(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 30, 2023

Dear Stockholder:

I am pleased to invite you to our Annual Meeting of Stockholders of H&E Equipment Services, Inc., to be held at the Grand Hyatt DFW Hotel, 2337 South International Parkway, DFW Airport, Texas 75261 on Friday, May 12, 2023, at 7:30 a.m., Central Time. At the meeting, you will be asked to vote for the election of our directors and to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023. Additionally, you will be asked to approve Named Executive Officer compensation as disclosed in our Proxy Statement by a non-binding advisory vote.

Pursuant to the U.S. Securities and Exchange Commission rules that authorize companies to furnish their proxy materials over the Internet, on or about March 30, 2023, we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of March 23, 2023. The notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote on the Internet. As of the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials contains information on how you may request copies of the proxy materials be sent to you by mail or email. The proxy materials accessible on the Internet or sent to you will include a Proxy Card that will provide you with instructions to cast your vote on the Internet and a telephone number you may call to cast your vote. You may also complete, sign and return the Proxy Card by mail.

You are cordially invited to attend the Annual Meeting of Stockholders in person. Even if you choose to attend in person, you are encouraged to review the proxy materials and vote your shares in advance of the meeting. Your vote is extremely important, and we appreciate you taking the time to vote promptly.

Very truly yours,
H&E EQUIPMENT SERVICES, INC.

Bradley W. Barber
Chief Executive Officer
H&E Equipment Services, Inc.
7500 Pecue Lane
Baton Rouge, LA 70809

Notice of Annual Meeting of Stockholders

To Our Stockholders:

You are invited to attend the H&E Equipment Services, Inc. 2023 Annual Meeting of Stockholders.

Date:	May 12, 2023
Time:	7:30 a.m. Central Time
Place:	Grand Hyatt DFW Hotel Asia Room 2337 South International Parkway DFW Airport, Texas 75261

Only stockholders who owned stock of record at the close of business on March 23, 2023 can vote at this meeting or any adjournments or postponements thereof that may take place.

At the Annual Meeting we will consider and act upon the following matters:

(1)
the election of eleven directors, each for a term of one year or until their respective successors have been elected and qualified;
(2)
the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023;
(3)
an advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement; and
(4)
such other business as may properly come before the meeting.

We consider your vote important and encourage you to vote as soon as possible.

By Order of the Board of Directors,

Leslie S. Magee
Chief Financial Officer and Secretary
March 30, 2023

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

H&E EQUIPMENT SERVICES, INC.

To Be Held May 12, 2023

This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) of H&E Equipment Services, Inc., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has designated the Grand Hyatt DFW Hotel, Asia Room, 2337 South International Parkway, DFW Airport, Texas as the place of the Annual Meeting. The Annual Meeting will be called to order at 7:30 a.m., Central Time, on Friday, May 12, 2023. Only stockholders of record as of the close of business on March 23, 2023 (the “Record Date”) are entitled to vote. The Board of Directors solicits this proxy and encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. Unless the context otherwise indicates, reference to “we,” “us,” “our” or the “Company” in this Proxy Statement means H&E Equipment Services, Inc.

Under rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our stockholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive a paper copy or an email copy of these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via telephone or the Internet. This proxy procedure enables all holders of common stock, many of whom are unable to attend the Annual Meeting, to vote. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials on or about March 30, 2023 to each stockholder at the holder’s address of record. SEC rules permit us to deliver only one copy of the Notice of Internet Availability of Proxy Materials or a single set of proxy materials to multiple stockholders sharing the same address. Upon written or oral request, we will deliver separate Notices and/or copies of our 2022 Annual Report and/or this Proxy Statement to any stockholder at a shared address to which a single copy of the Notice was delivered. Stockholders may notify our Company of their requests by calling (225) 952-2308 or writing our Investor Relations Department, H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809.

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present in person or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to ensure that your shares will be represented. Stockholders can choose among the following methods to vote:

Via the Internet – Stockholders can vote by voting their shares via the Internet as instructed on the website identified in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting for stockholders of record is available 24 hours a day and will close at 7:00 p.m., Eastern Time, on May 11, 2023. The Notice instructs you how to access and review all important information in the Proxy Statement and Annual Report. You will then be able to request that copies of proxy materials be emailed to you or you will be directed to select a link where you will be able to vote on the proposals presented here.

By Telephone – The Notice of Internet Availability of Proxy Materials includes a toll-free number you can call to request printed copies of proxy materials. Telephone voting for stockholders of record is available 24 hours a day and will close at 7:00 p.m., Eastern Time, on May 11, 2023. The printed proxy materials include a different toll-free number that you can call for voting.

By Mail – Stockholders who receive a paper Proxy Card may elect to vote by mail by completing, signing and dating their Proxy Card and mailing it in the pre-addressed envelope that accompanies the delivery of a paper Proxy Card. Proxy Cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by requesting a paper Proxy Card according to the instructions contained in the Notice of Internet Availability of Proxy Materials, and then completing, signing and dating the Proxy Card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

At the Annual Meeting – If you were a holder of record on the close of business on March 23, 2023, you are entitled to participate in the 2023 Annual Meeting on May 12, 2023. Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and registering for the Annual Meeting in advance using such proxy.

If you vote via the Internet, by telephone or by mailing a Proxy Card, we will vote your shares as you direct. For the election of directors (Item 1), you can specify whether your shares should be voted for all, some or none of the nominees for director listed. For the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm (Item 2), you may vote “for” or “against” the ratification, or you may abstain from voting on the ratification. For the proposal regarding an advisory vote on Named Executive Officer compensation (Item 3), you may vote “for” or “against” the proposal, or you may abstain from voting.

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the corporate Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above. Unless properly revoked, properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided and if no directions are provided on such properly executed and delivered proxy, those shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors, as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically (1) in favor of our nominees for directors; (2) in favor of the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and (3) in favor of Named Executive Officer compensation as disclosed in this Proxy Statement. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of not more than three people, to whom you wish to give your proxy.

Who can vote? Only stockholders of record as of the close of business on the Record Date, are entitled to vote. On the Record Date, approximately 36,384,095 shares of common stock were outstanding and eligible to vote, and there were 56 record holders. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at the offices of H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809 beginning April 30, 2023.

Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting by contacting the Secretary of the Company.

How does the Board recommend I vote? The Board recommends the following votes:

•
FOR each of the Board’s nominees for election (Item 1);
•
FOR the ratification of the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Item 2); and
•
FOR approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 3).

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Annual Meeting in person or by proxy. If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the Annual Meeting for purposes of obtaining a quorum.

In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the Annual Meeting. Your broker cannot vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is not permitted to vote your shares in its discretion regarding matters related to executive compensation, including the advisory vote on executive compensation, and such broker non-votes will not be counted as shares present and entitled to be voted with respect to this proposal. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Company’s independent registered public accounting firm.

Because each director nominee (Item 1) is elected by the affirmative vote of the holders of a plurality of the shares of common stock voted, abstentions will have no effect on the election of director nominees. The ratification of the appointment of BDO USA, LLP (Item 2) and the approval of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement (Item 3) each require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether Item 2 and Item 3 have been approved, for those proposals abstentions have the same effect as negative votes. Because your vote on Item 3 is advisory, such vote will not be binding on the Board or the Company. However, the Board will review the voting results and as further described herein, may take them into consideration when making future decisions regarding executive compensation.

Who will count the vote? The votes will be tabulated by the Company’s Director of SEC Reporting, Ms. Claire Kinchen, the inspector of elections appointed by the Board of Directors for the Annual Meeting.

Where can I find the results of the Annual Meeting? We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Who is soliciting this proxy? Solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies, including preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, Proxy Statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual stockholders’ use of the Internet or telephone. In addition to solicitation by e-proxy and/or by mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners.

What if I can’t attend the Annual Meeting? If you are unable to attend the Annual Meeting in person and you intend to vote, you may vote your shares by proxy, via the Internet, by telephone or by mail by the applicable deadline.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2023.

The Proxy Statement and the 2022 Annual Report are both available free of charge at www.he-equipment.com. We will provide without charge to each person to whom this Proxy Statement has been delivered (whether by mail or through the Internet), on the request of any such person, up to two additional copies per request of the 2022 Annual Report, including the consolidated financial statements and financial statement schedule. Requests should be directed to our investor relations department as described below:

H&E Equipment Services, Inc.

7500 Pecue Lane

Baton Rouge, Louisiana 70809

Attention: Investor Relations

Telephone: (225) 952-2308

We make available free of charge through our Investor Relations page on our website (investor.he-equipment.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

CORPORATE GOVERNANCE

In accordance with the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors. Although the Company’s non-management directors are not involved in the day-to-day operating details, they are kept informed of the Company’s business through reports and materials provided to them regularly, as well as by operating, financial and other reports presented by the officers of the Company at meetings of the Board of Directors and committees of the Board of Directors.

Board Leadership Structure. On January 1, 2019, John M. Engquist was named Executive Chairman of the Board upon the appointment of Bradley W. Barber as Chief Executive Officer, President and Director. The Board of Directors retains the flexibility to determine whether the positions of Chief Executive Officer and Chairman of the Board should be combined or separated. This flexibility permits the Board to organize its functions and conduct its business in a manner it deems most effective. By having Mr. Engquist serve as Executive Chairman, he acts as a bridge between the Board and the operating organization and provides critical leadership for future strategic initiatives and challenges and the capitalization of the Company. Mr. Engquist’s previous experience as Chief Executive Officer of the Company enables him to provide unique insight into the Company. This Board structure enables the Chief Executive Officer, Mr. Barber, to focus on managing the Company’s business. Mr. Barber provides very hands-on leadership overseeing the business on a day-to-day basis, and the Corporate Governance and Nominating Committee believes that currently it is most effective to keep the principal executive officer and Board chair positions separate. The Board believes that given the proven leadership capabilities, breadth of industry experience and business success of both Mr. Engquist and Mr. Barber, the Company and its stockholders are best served by this leadership structure.

The Board’s Role in Risk Oversight. The Board as a whole has responsibility for the general oversight of risk, and the Board’s committees address and report to the Board on any individual risk areas within their purview. Risk and risk management is a recurring agenda item at regular Board and Board Committee meetings, and the Board also discusses any specific risk topics as applicable. The Company’s senior management makes presentations to the full Board as to the areas of principal risk, as well as on the processes that the Company has in place to identify, assess and report such risks.

The Board committees report to the Board on their consideration of any risks within their respective areas of focus. The Audit Committee primarily oversees risks relating to or arising from financial and disclosure controls and procedures, cybersecurity and accounting and other financial matters. The Company’s Chief Financial Officer reports to the Audit Committee on such risks and related risk management, and the Company’s internal auditors, compliance manager, and independent auditors each regularly provide reports at Audit Committee meetings. The Compensation Committee has considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company’s business or operations. The Corporate Governance and Nominating Committee, the Finance Committee and the Environmental, Social and Governance (ESG) Committee review any risks that come within their respective areas of responsibility (e.g., governance in the case of the Corporate Governance and Nominating Committee, in the case of the Finance Committee, any extraordinary corporate transactions that such committee may consider, and environmental, social and governance oversight and responsibility in the case of the ESG Committee).

Independence. The Board has determined that nine of the Company’s eleven directors are “independent” as defined in the applicable listing standards of the NASDAQ Stock Market LLC, including that each such director is free of any relationship that the Board believes would interfere with his or her individual exercise of independent judgment. The following directors were determined to be independent: Paul N. Arnold, Gary W. Bagley, Bruce C. Bruckmann, Patrick L. Edsell, Thomas J. Galligan III, Lawrence C. Karlson, Jacob Thomas, Mary P. Thompson and Suzanne H. Wood. Mr. Bagley serves as a manager of our wholly-owned subsidiary, H&E Equipment Services (California), LLC, but is not an employee of the Company or any of its subsidiaries.

In making its determinations regarding director independence, the Board considered, among other things:

•
any material relationships with the Company, its subsidiaries or its management, aside from such director’s service as a director;
•
transactions between the Company, on the one hand, and the directors and their respective affiliates, on the other hand;
•
transactions outside the ordinary course of business between the Company and companies at which some of its directors are or have been executive officers or significant stakeholders, and the amount of any such transactions with these companies; and
•
relationships among the directors with respect to common involvement with for-profit and non-profit organizations.

Conflicts of Interest and Corporate Governance Matters. Under our Code of Conduct and Ethics for Employees, Officers and Directors of H&E Equipment Services, Inc. (“Code of Conduct”), no employee or officer may serve as a director of any outside business concern, other than on behalf of the Company, without the written approval of the Chief Executive Officer or the Chief Financial Officer of the Company. The Charter of the Corporate Governance and Nominating Committee empowers the Corporate Governance and Nominating Committee to at least once a year review the independence of the members of the Board of Directors and consider questions of conflicts of interest. The Corporate Governance and Nominating Committee will identify, analyze, and, if possible, resolve any actual and potential conflicts of interest a Board member has or may have. In connection with an actual or potential conflict of interest, the Corporate Governance and Nominating Committee may issue to such member instructions concerning the manner in which he should conduct himself, as applicable. There are no pre-determined limitations on the number of other boards of directors on which the directors of the Company may serve; however, the Board expects individual directors to use judgment in accepting other directorships and to allow sufficient time and attention to Company matters. There are no set term limits for directors; however as long as the Board is not classified, the Corporate Governance and Nominating Committee will review each director’s continuation on the Board annually.

Code of Conduct. The Company is committed to ethical business practices. We have a corporate Code of Conduct and a corporate Insider Trading Policy that apply to all of the Company’s employees and directors and include policies prohibiting the hedging or pledging of the Company’s stock and a code of ethics for the Company’s principal executive officer, principal financial officer and principal accounting officer within the meaning of the SEC regulations adopted under the Sarbanes-Oxley Act of 2002, as amended. The Company’s corporate Code of Conduct can be found on the Company’s Internet website at www.he-equipment.com under the heading “Our Company/Investor Relations/Corporate Governance/Governance Documents”. Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.

Communications with the Board of Directors. If you would like to communicate with the Company’s directors, please send a letter to the following address: H&E Equipment Services, Inc., Attention: Board of Directors, c/o corporate Secretary, 7500 Pecue Lane, Baton Rouge, Louisiana 70809. The Company’s corporate Secretary will review each such communication and forward a copy to the Board of Directors.

Meetings of the Board of Directors and Stockholders. It is the policy of the Board to meet at least quarterly. The Board of Directors held six meetings in 2022. In 2022, the Board also held regular executive sessions where non-management directors met without management participation.

Each incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served in 2022. Directors are encouraged to attend the Annual Meeting of Stockholders. All directors attended the 2022 Annual Meeting of Stockholders.

Committees of the Board of Directors. The Board of Directors currently has five standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and ESG Committee. Charters for the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and ESG Committee can be found on the Company’s website at www.he-equipment.com under the heading “Our Company/Investor Relations/Corporate Governance/Governance Documents”.

Audit Committee—The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s Internet website. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to (i) the integrity of the Company’s financial statements and financial reporting processes; (ii) the Company’s systems of internal accounting and financial controls, including internal controls over financial reporting and the Company's policies and procedures to assess, monitor, and manage business risk, including cybersecurity and data privacy risks; (iii) performance of the Company’s internal auditors and independent registered public accounting firm; (iv) the independent registered public accounting firm’s qualifications and independence; (v) the annual independent audit of the Company’s consolidated financial statements; and (vi) the Company’s compliance with ethics policies, legal policies and regulatory requirements, as applicable. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, the independent registered public accounting firm, the internal auditors and Company management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain at the expense of the Company independent outside counsel or other experts or advisers as it deems necessary to carry out its duties. A detailed list of the Audit Committee’s functions is included in its charter, a copy of which can be found on the Company’s Internet website. The Company maintains a policy that the Audit Committee review transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board. See the “Certain Relationships and Related Transactions – Related Party Transactions” section of this Proxy Statement.

The members of the Audit Committee are currently Messrs. Edsell and Galligan and Ms. Thompson. Mr. Edsell is the Chair of this committee. The Board has determined in its business judgment that each member of the Audit Committee is financially literate and that Messrs. Edsell and Galligan and Ms. Thompson are “independent” as defined in the applicable NASDAQ listing standards and the applicable rules under the Exchange Act. In addition, the Board has determined that Messrs. Edsell and Galligan and Ms. Thompson are “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee held six meetings in 2022.

Compensation Committee—The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found on the Company’s Internet website. The Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s Chief Executive Officer, the Company’s other executive officers and its directors. The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity-based compensation plans and policies, including the Company’s 2016 Stock-Based Incentive Compensation Plan (the “2016 Incentive Plan”).

On an annual basis, the Compensation Committee reviews and sets the compensation of the Chief Executive Officer taking into account a variety of factors, as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee also sets compensation for certain other executive officers after considering recommendations provided by the Chief Executive Officer and a variety of other factors, as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

On an as-needed basis, the Compensation Committee may retain independent compensation consultants to assist the Compensation Committee in evaluating and structuring our executive compensation programs and making compensation decisions. Pearl Meyer & Partners LLC (“Pearl Meyer”) served as a consultant to the Compensation Committee during fiscal year 2022.

The Compensation Committee is authorized to delegate any of its responsibilities to subcommittees, as the Compensation Committee deems appropriate. To date, the Compensation Committee has not exercised this right. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer and director compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

The current members of the Compensation Committee are Messrs. Arnold, Edsell, Galligan and Karlson, and Mr. Arnold is the Chair of this committee. The Board has determined in its business judgment that Messrs. Arnold, Edsell, Galligan and Karlson are “independent” as defined in the applicable NASDAQ listing standards. The members of the Compensation Committee are also non-employee directors under SEC Rule 16b-3 and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met six times in 2022. For additional information on the Compensation Committee, see “Compensation Discussion and Analysis”.

Corporate Governance and Nominating Committee—The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found on the Company’s Internet website. The primary functions of the Corporate Governance and Nominating Committee are (i) to assist the Board by identifying individuals qualified to become Board members and members of Board committees, to recommend to the Board the director nominees for the next annual meeting of stockholders, and to recommend to the Board nominees for each committee of the Board; (ii) to lead the Board in its annual review of the Board’s, its committees’ and management’s performance; and (iii) to review, as appropriate, the Company’s corporate governance structure and recommend any proposed changes to the Board. The Corporate Governance and Nominating Committee identifies individuals, including those properly submitted and recommended by stockholders, believed to be qualified as candidates for Board membership. The Corporate Governance and Nominating Committee has the authority to retain search firms to assist it in identifying candidates to serve as directors. In addition to any other qualifications the Corporate Governance and Nominating Committee may in its discretion deem appropriate, all director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. A majority of the Board must be comprised of independent directors. Neither the Corporate Governance and Nominating Committee nor the Board has a policy regarding consideration of diversity in selecting director candidates. In identifying and recommending director candidates, the Corporate Governance and Nominating Committee considers each individual’s specific experience and qualifications to determine that individual's desirability and suitability for service on the Company’s Board, and also considers the qualifications and composition of the Board as a whole.

The Corporate Governance and Nominating Committee considers stockholder nominees for directors in the same manner as nominees for director from other sources. Stockholder suggestions for nominees for director should be submitted to the Company’s corporate Secretary no later than the date by which stockholder proposals for action must be submitted (see “Submission of Stockholder Proposals and Director Nominations” below) and should include the following information: (a) the recommending stockholder’s name, address, telephone number and the number of shares of the Company’s common stock held by such individual or entity and (b) the recommended candidate’s biographical data, statement of qualification and written consent to nomination and to serving as a director, if elected.

The current members of the Corporate Governance and Nominating Committee are Messrs. Bruckmann, Karlson and Thomas and Ms. Thompson. Ms. Thompson is the Chair of this committee. The Board has determined in its business judgment that Messrs. Bruckmann, Karlson and Thomas and Ms. Thompson are “independent”, as defined in the applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee held two meetings during 2022.

ESG Committee—The ESG Committee was established by the Board of Directors and operates under a written charter, a copy of which can be found on the Company’s Internet website. The ESG Committee oversees and advises the Board on the Company’s goal setting, strategies and commitments related to sustainability and ESG, including climate risks and opportunities, human rights and human capital management, community and social impact, and diversity and inclusion. The Committee is to meet with the internal ESG task force and other appropriate members of management regarding significant sustainability and ESG-related events and matters and monitor the Company’s performance related to its sustainability and ESG goal setting, strategies and commitments. The Committee reviews and oversees the policies and procedures used to prepare sustainability and ESG-related statements and disclosures, as well as any other duties assigned to it by the Board of Directors. The current members of the ESG Committee are Messrs. Arnold, Bagley and Galligan, and Mr. Galligan is the Chair of this committee. The ESG Committee was established in 2022 and met one time.

Finance Committee—The Finance Committee was established by the Board of Directors and operates under a written charter. The Finance Committee oversees and reviews any significant financial affairs and policies of the Company and oversees and monitors all material potential business and financial transactions, as well as any other duties assigned to it by the Board of Directors. The current members of the Finance Committee are Messrs. Bagley, Bruckmann and Engquist, and Mr. Bruckmann is the Chair of this committee. The Finance Committee met thirteen times in 2022.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2024 must submit the proposal so that the corporate Secretary of the Company receives it no later than November 30, 2023. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. A stockholder wishing to make a nomination for election to the Board of Directors or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the corporate Secretary of the Company receives it not less than that date which is 120 days prior to the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the Company did not hold an annual meeting of stockholders the preceding year or if the date of the annual meeting of stockholders is changed by more than 30 days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered within a reasonable time before the Company prints and mails its proxy materials (or makes them available on the Internet) in connection with the annual meeting of stockholders. The Company’s Amended and Restated Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

ITEM 1 - ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Company’s business shall be managed by a Board of Directors ranging from five to eleven members. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until a successor is duly elected and qualified or until his or her death, resignation or removal.

The Company’s Board of Directors is currently comprised of eleven members. The Corporate Governance and Nominating Committee identifies and recommends director candidates to serve on the Board. Director candidates are then nominated for election by the Board of Directors. Stockholders are also entitled to nominate director candidates for election in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws (see “Corporate Governance — Committees of the Board of Directors — Corporate Governance and Nominating Committee” and “Submission of Stockholder Proposals and Director Nominations” above).

In identifying and recommending director candidates to serve on the Board, the Corporate Governance and Nominating Committee considers the qualifications and composition of the Board as a whole, taking into account the totality of experience, skills and other qualifications or attributes that the individual nominees collectively bring to the Board. The Committee also considers each individual’s experience, skills and other qualifications and attributes to determine that individual’s suitability and desirability for service on the Company’s Board. All director candidates should possess high personal and professional ethics, integrity and values, and should have sufficient time available to devote to service on the Board and Board committees. In addition, a majority of the Board must be comprised of independent directors. The experience, skills and attributes which the Corporate Governance and Nominating Committee considers include, but are not limited to, the individual’s: (i) experience serving on the board of directors of a publicly traded company; (ii) independence; (iii) financial and/or audit committee experience; (iv) compensation committee experience; (v) experience with corporate transactions, such as capital-raising and other corporate finance transactions and acquisitions; (vi) experience in the Company’s industry; and (vii) demonstration of overall responsibility for a company’s performance, such as managing or operating a company.

At the Annual Meeting, eleven directors are to be elected. All eleven nominees have been recommended for election by the Corporate Governance and Nominating Committee. All nominees have consented to being named as nominees for directors of the Company and have agreed to serve if elected. If some or all of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any remaining nominee(s) and any substitute nominee(s) designated by the Board of Directors. In no event, however, will the shares represented by proxy be voted for more than eleven nominees. Director elections are determined by a plurality of the votes cast; however, in accordance with the Company’s director resignation policy, a director who received more “withheld” votes than “for” votes in any uncontested election of directors is required to submit his or her resignation to the Board, and the Board, in consultation with the Corporate Governance and Nominating Committee, may accept the resignation or other alternative action as they deem appropriate. If the resignation is rejected, the Board will disclose the reasons for doing so in a report filed with the SEC within 90 days of the certification of the election results.

Set forth below is information regarding each nominee for director, including the specific experience, qualifications, skills or attributes that led to the conclusion that such nominee should serve as a director of the Company.

Nominees for Directors

John M. Engquist was appointed Executive Chairman of the Board on January 1, 2019. Previously, Mr. Engquist served as Chief Executive Officer and Director of the Company since its formation in September 2005. Mr. Engquist served as President of the Company since its formation in September 2005 until November 2, 2012. He had served as President, Chief Executive Officer and Director of H&E Equipment Services LLC (“H&E LLC”), the predecessor to the Company, from its formation in 2002 until its merger with and into the Company in February 2006. He served as President and Chief Executive Officer of Head & Engquist Equipment, LLC (“Head and Engquist”) from 1990 and director of Gulf Wide Industries, LLC (“Gulf Wide”) from 1995, both predecessor companies of H&E LLC. From 1975 to 1990, he held various operational positions at Head & Engquist, starting as a mechanic’s helper. He is a director and serves on several committees for the LSU Foundation Board of Directors. Mr. Engquist also serves as a Director on the Board of Directors and as a member of the Finance Committee of Franciscan Ministries of Our Lady Health System, based in Baton Rouge, Louisiana. Mr. Engquist also serves on the Board of Directors of Mohawk Industries, Inc., a public company based in Calhoun, Georgia as well as on the Audit Committee and Corporate Governance Committee for Mohawk Industries, Inc.

As Executive Chairman of the Board, Mr. Engquist leads the Company in its strategic planning, oversees merger and acquisition opportunities on a full-time basis, and works with the Company’s Chief Financial Officer to ensure an appropriate capital structure to support the Company’s growth plans while maintaining the financial health of the Company. Mr. Engquist’s long history with the

Company and its predecessors dating back to 1975 provides him with unparalleled experience with the Company’s operations, industry and corporate transactions. He currently serves as a member of the Company’s Finance Committee.

Bradley W. Barber serves as Chief Executive Officer and a Director of the Company. Previously, Mr. Barber was appointed Chief Executive Officer, President and Director of the Company on January 1, 2019. Mr. Barber resigned as President of the Company effective January 1, 2021 as the Board approved the promotion of Mr. John McDowell Engquist to President and Chief Operating Officer, effective as of such date. From November 2012 to December 31, 2018, Mr. Barber was President and Chief Operating Officer of the Company, from June 2008 to November 2012, Mr. Barber was Executive Vice President and Chief Operating Officer of the Company, and from November 2005 to May 2008, he was Executive Vice President and General Manager of the Company. Mr. Barber served as Vice President, Rental Operations of H&E LLC from February 2003 to November 2005 and as Director of Rental Operations for H&E LLC and its predecessor company, Head & Engquist. Prior to joining Head & Engquist in March 1998, Mr. Barber worked in both outside sales and branch management for a regional equipment company.

Mr. Barber’s day-to-day leadership of the Company in a variety of senior management positions, as well as his long history with the Company, provides him with unparalleled experience with the Company’s operations, industry and corporate transactions.

Paul N. Arnold has been a Director of the Company since November 2006. Mr. Arnold served as a director of Town Sports International Holdings, Inc. from April 1997 through March 2015 and served as the non-executive Chairman of the Board of Directors from May 2006 until February 2009. Mr. Arnold served as Chief Executive Officer of CORT Business Services, Inc., acquired by Berkshire Hathaway in 2000, from 1992 until June 2012. From 1992 to 2000, Mr. Arnold also served as President and as a director of CORT Business Services. Prior to 1992, Mr. Arnold held various positions over a twenty-four year period within CORT Furniture Rental, a division of Mohasco Industries, Inc.

Mr. Arnold has experience leading a company with branch operations and also has extensive experience in the rental business and with corporate transactions. As a director of other public companies, Mr. Arnold has experience with corporate governance, compensation and audit committee matters. He currently serves as Chairman of the Company’s Compensation Committee and as a member of the ESG Committee. Mr. Arnold is an independent director.

Gary W. Bagley has served as a Director of the Company since the formation of the Company in September 2005. From September 2005 to December 31, 2018, Mr. Bagley served as Chairman of the Board of the Company. Mr. Bagley served as President of ICM Equipment Company L.L.C. (“ICM”) since 1996 and Chief Executive Officer from 1998 until ICM merged with and into H&E LLC in June 2002, when he became executive Chairman and a Director of H&E LLC. He retired as an executive of H&E LLC in 2004. Prior to 1996, he held various positions at ICM, including Salesman, Sales Manager and General Manager. Mr. Bagley also served as Vice President of Wheeler Machinery Co. Since our acquisition of Eagle High Reach Equipment, LLC and Eagle High Reach Equipment, Inc. in February 2006, Mr. Bagley has served as a manager and director, respectively, of Eagle High Reach Equipment, LLC (now H&E Equipment Services (California), LLC) and Eagle High Reach Equipment, Inc. (now H&E California Holding, Inc.). Previously, Mr. Bagley served as interim Chief Executive Officer and as a director of Eagle High Reach Equipment, Inc. from February 2004 to February 2006 and as Chief Executive Officer and as a director of Eagle High Reach Equipment, LLC from December 2004 to February 2006. Mr. Bagley has served in the past on a number of dealer advisory boards and industry association boards. Mr. Bagley currently serves as owner and manager of Bagley Family Investments, DBA Cougar Ridge Lodge, located in Torrey, Utah.

Mr. Bagley has extensive experience both with the Company and in the construction equipment industry. He also had overall responsibility as chief executive officer of the equipment company which merged with and into our Company’s predecessor in 2002. He currently serves as a member of the Company’s Finance Committee and ESG Committee. Mr. Bagley is an independent director.

Bruce C. Bruckmann has been a Director of the Company since its formation in September 2005. He served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. Mr. Bruckmann served as a director of both of the Company’s predecessor companies, Head & Engquist and ICM. Mr. Bruckmann is a founder and has been a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. since its formation in 1995. He served as an officer of Citicorp Venture Capital Ltd. from 1983 through 1994. Prior to joining Citicorp Venture Capital, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann served as a director of MWI Veterinary Supply, Inc. from 2002 to February 2015 and as a director of TownSports International, Inc. from 1996 to April 2015. Mr. Bruckmann has served as a director of Mohawk Industries, Inc. since 1992 and a director of Heritage-Crystal Clean, Inc. since 2004. Mr. Bruckmann previously served as a director of AmerisourceBergen, California Pizza Kitchen, Chromcraft Revington and Cort Business Services. Mr. Bruckmann also currently serves as a director of a private company.

Mr. Bruckmann has extensive experience with corporate transactions, such as financings and acquisitions, as well as experience as a board member of numerous public companies, including service on audit, compensation, executive, finance and nominating and corporate governance committees. He also has significant experience with the Company’s business and operations and served as a director of both of the Company’s predecessor companies. He currently serves as the Chairman of the Company’s Finance Committee and as a member of the Company’s Corporate Governance and Nominating Committee. Mr. Bruckmann is an independent director.

Patrick L. Edsell has served as a Director of the Company since May 2011. Mr. Edsell has over 25 years of executive experience and over 20 years of board experience. He previously served as acting Chief Financial Officer, on a part-time basis, for SpectraSensors, Inc. from 2008 to 2010 and as Senior Vice President and General Manager of Avanex Corporation from 2007 to 2008. He was Chief Executive Officer of NP Photonics, Inc. from 2004 to 2007 and Gigabit Optics Corporation from 2002 to 2004. Prior to that, he was Chairman, President and Chief Executive Officer of Spectra Physics, Inc. from 1997 to 2002 and President of Spectra-Physics Lasers and Optics Group from 1990 to 1997. Mr. Edsell was Chief Financial Officer of Pharos AB from 1984 to 1991 and Vice President, Finance of GP Technologies from 1982 to 1984. He was a director and Chairman of the Audit Committee of Captiva Software Systems from 2001 to 2005 and Chairman from 2004 to 2005. Prior to that, he was a director of FLIR Systems, Inc. in 1998 and 1999.

Mr. Edsell is experienced in leading other companies and is also experienced with corporate transactions, such as financings and acquisitions. As a director of other public and private companies, Mr. Edsell has experience with audit, corporate governance and compensation committee matters. Mr. Edsell currently serves as Chairman of the Company’s Audit Committee and is a member of the Compensation Committee. Mr. Edsell also serves the Board as an “audit committee financial expert” as defined under SEC rules and is an independent director.

Thomas J. Galligan III has served as a Director since May 2011. Mr. Galligan served as Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. (“Papa Gino’s”) from April 2009 until his retirement in February 2014. From October 2008 until March 2009, Mr. Galligan was Chairman and Chief Executive Officer of Papa Gino’s and from May 1996 until October 2008, Mr. Galligan served as Chairman, President and Chief Executive Officer. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo, Inc. Mr. Galligan currently serves as a director of a private company.

Mr. Galligan has experience leading a company with branch operations and has extensive experience with corporate transactions. As a director of other public and private companies, Mr. Galligan has experience with corporate governance, compensation and audit committee matters. Mr. Galligan is the Chairman of the ESG Committee and a member of the Company’s Audit Committee and Compensation Committee. Mr. Galligan also serves the Board as an “audit committee financial expert” as defined under SEC rules and is an independent director.

Lawrence C. Karlson has been a Director of the Company since its formation in September 2005. He served as a Director of H&E LLC from its formation in June 2002 until its merger with and into the Company in February 2006. He previously served as Chairman and CEO of Berwind Financial Corporation from 2001 to 2004. Mr. Karlson also previously served as Chairman of Spectra-Physics AB and President and CEO of Pharos AB. He served as a director of CDI Corporation from 1989 to September 2017. Previously he was Chairman and a director of Mikron Infrared, Inc. and served as a director of the Campbell Soup Company from 2009 to November 2015. Mr. Karlson currently serves as a board member of a private company. Mr. Karlson is the author of Corporate Value Creation, published by John Wiley & Sons.

Mr. Karlson is experienced in leading other companies and is also experienced with corporate transactions. As a director of other public companies, Mr. Karlson has experience with corporate governance, compensation and audit committee matters. He currently serves as a member of the Company’s Corporate Governance and Nominating Committee and Compensation Committee. From 2005 through February 2020, Mr. Karlson also served as a member of the Company’s Audit Committee. Mr. Karlson is an independent director.

Jacob Thomas has been a Director of the Company since September 2022. He currently serves as the Chief Executive Officer of The Carlstar Group LLC. Mr. Thomas previously served as Group President, Engine Mobile Filtration and Executive Officer of CLARCOR, from 2015 to 2018, President, Diaphragm and Dosing Pumps Group, of IDEX Corporation, from 2014 to 2015, and President, Latin America, and Senior Vice President, Global Marketing and Product Development, of Terex Corporation, from 2007 to 2014. Mr. Thomas received his Master of Business Administration in Finance and Marketing from The University of Chicago, Booth School of Business, his Master of Science in Mechanical Engineering from The Ohio State University, and his Bachelor of Science in Mechanical Engineering from the Indian Institute of Technology.

Mr. Thomas has experience in the construction equipment industry, experience leading other companies and experience with corporate transactions. Mr. Thomas is a member of the company’s Corporate Governance and Nominating Committee and is an independent director.

Mary P. Thompson has been a Director of the Company since May 2021. Ms. Thompson previously served on the Board from September 2019 to March 2021. Ms. Thompson serves as President of Titan Technologies, Inc. and has served as a consultant at Bruckmann, Rosser, Sherrill & Co., a private equity firm, since 2019. Ms. Thompson previously served as the Chief Financial Officer and Treasurer of Taronis Fuels, Inc. from November 2020 to December 2020 and from April 2021 to February 2022 and as a director of Taronis during December 2020 and April 2021. Ms. Thompson previously served as the Senior Vice President of Finance of MWI Animal Health Division of AmerisourceBergen Inc. from February 2015 to October 2018, and the Chief Financial Officer of MWI Veterinary Supply, Inc. from June 2002 to February 2015. In addition, Ms. Thompson has served as a board member of Winc, Inc. since May 5, 2021.

Ms. Thompson has experience leading other companies and is also experienced with corporate transactions. Ms. Thompson has experience with audit committee matters and is currently serving the Board as an “audit committee financial expert” as defined under the SEC rules and is an independent director. Ms. Thompson is the Chairperson of the Corporate Governance and Nominating Committee and is a member of the company’s Audit Committee.

Suzanne H. Wood has been a Director of the Company since March 2023. Ms. Wood previously was Senior Vice President and Chief Financial Officer of Vulcan Materials Company from September 2018 to August 2022 and also served as Secretary from September 2019 to December 2019. From 2012 to 2018, she served as Group Finance Director and Chief Financial Officer of Ashtead Group plc, a FTSE 50 international equipment rental company serving the construction industry and other markets. Prior to that, she was Executive Vice President and Chief Financial Officer of Sunbelt Rentals, Inc., the North American subsidiary of Ashtead Group plc. As a certified public accountant, she also previously held Chief Financial Officer positions at Tultex Corporation and Oakwood Homes Corporation. She currently serves on the board of directors as the Senior Independent Director and is chair of the audit committee of RELX Group, a FTSE 25 global professional information and analytics company. She also serves on the board of directors and is chair of the audit committee of Ferguson plc, a leading distributor of plumbing and heating products in North America.

Ms. Wood has extensive experience in the construction equipment industry. Ms. Wood additionally has experience leading a company with branch operations and also has extensive experience with corporate transactions. As a director of other public and private companies, Ms. Wood has experience with audit, corporate governance and compensation committee matters. Ms. Wood is an independent director.

The Board of Directors recommends a vote FOR each of the listed nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles of each person who is a current director or executive officer.

Name	Age	Title
John M. Engquist	69	Executive Chairman of the Board
Bradley W. Barber	50	Chief Executive Officer and Director
Leslie S. Magee	54	Chief Financial Officer and Secretary
John McDowell Engquist	44	Chief Operating Officer and President
Paul N. Arnold	76	Director
Gary W. Bagley	76	Director
Bruce C. Bruckmann	69	Director
Patrick L. Edsell	74	Director
Thomas J. Galligan III	78	Director
Lawrence C. Karlson	80	Director
Jacob Thomas	55	Director
Mary P. Thompson	60	Director
Suzanne H. Wood	63	Director

John M. Engquist is described as a director nominee above.

Bradley W. Barber is described as a director nominee above.

Leslie S. Magee has served as Chief Financial Officer and Secretary of the Company since its formation in September 2005. Ms. Magee served as acting Chief Financial Officer of H&E LLC from December 2004 through August 2005, at which time she was appointed Chief Financial Officer and Secretary. She continued as Chief Financial Officer and Secretary until H&E LLC’s merger with and into the Company in February 2006. Previously, Ms. Magee served as Corporate Controller for H&E LLC and Head & Engquist. Prior to joining Head & Engquist in 1995, Ms. Magee spent five years working for Hawthorn, Waymouth & Carroll, L.L.P, an accounting firm based in Baton Rouge, Louisiana. Ms. Magee is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Louisiana Society of Certified Public Accountants.

John McDowell Engquist serves as President and Chief Operating Officer of the Company effective January 2021. Mr. Engquist (McDowell) joined the company in June 2002 and has been employed in several job capacities, including Sales Representative, Branch Manager, Regional and Senior Regional Vice President and most recently as the Company’s Executive Vice President, a position he held from January 2018 through January 2021.

Paul N. Arnold is described as a director nominee above.

Gary W. Bagley is described as a director nominee above.

Bruce C. Bruckmann is described as a director nominee above.

Patrick L. Edsell is described as a director nominee above.

Thomas J. Galligan III is described as a director nominee above

Lawrence C. Karlson is described as a director nominee above.

Jacob Thomas is described as a director nominee above.

Mary P. Thompson is described as a director nominee above.

Suzanne H. Wood is described as a director nominee above.

The Director and Executive biographies above describe each Executive and Director’s qualifications and relevant experience in more detail. The below summarizes that information. An X notation indicates a specific area of skill or expertise the Board relies on most, however the lack of a notation does not indicate that one does not possess that qualification or skill.

Directors and Executives Matrix
	Qualifications, Skills and Attributes						Diversity
Name	Independence	Leadership Experience	Public Company Board Experience	Industry Experience	Financial Oversight Experience	Corporate Transactional Experience	Gender	Race/ Ethnicity
John M. Engquist		X	X	X	X	X	Male	White
Bradley W. Barber		X	X	X	X	X	Male	White
Leslie S. Magee		X		X	X	X	Female	White
John McDowell Engquist		X		X	X	X	Male	White
Paul N. Arnold	X	X	X		X	X	Male	White
Gary W. Bagley	X	X	X	X	X	X	Male	White
Bruce C. Bruckmann	X	X	X		X	X	Male	White
Patrick L. Edsell	X	X	X		X	X	Male	White
Thomas J. Galligan III	X	X	X		X	X	Male	White
Lawrence C. Karlson	X	X	X		X	X	Male	White
Jacob Thomas	X	X		X	X	X	Male	Asian
Mary P. Thompson	X	X	X		X	X	Female	White
Suzanne H. Wood	X	X	X	X	X	X	Female	White

Board Diversity

Below is an overview of our director diversity matrix. The Company is actively searching for additional diverse candidates by searching in traditional corporate environments, as well as government, academia, and non-profit organizations.

Although gender and diversity characteristics, such as race, ethnicity and nationality are important considerations in the Corporate Governance and Nominating Committee’s process, neither the Corporate Governance and Nominating Committee nor the Board has a formal policy regarding consideration of diversity in selecting director candidates.

Board Diversity Matrix (As of March 23, 2023)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

2022 DIRECTOR COMPENSATION

The elements of the Company’s compensation program for non-employee directors are as follows:

•
Annual retainers of $100,000 for non-employee directors;
•
Annual stock awards with a grant date fair market value of $80,000 for all non-employee directors; and
•
Committee chair annual retainers of $10,000 for the chairs of the Finance Committee, Corporate Governance and Nominating Committee and ESG Committee, $15,000 for the chair of the Compensation Committee and $20,000 for the chair of the Audit Committee.

For 2023 non-employee director compensation, the board approved an increase in the current grant date fair market value of annual stock awards from $80,000 to $95,000 for all non-employee directors. On February 1, 2023, in accordance with the above non-employee director compensation program, Messrs. Arnold, Bagley, Bruckmann, Edsell, Galligan, Karlson and Thomas and Ms. Thompson each received grants of 1,867 shares of fully vested common stock under the Company’s 2016 Incentive Plan. The determination of the number of shares of common stock to be issued to each non-employee director was based on the Company’s closing stock price on January 31, 2023, the last trading day preceding the grant date, on the NASDAQ, or $50.89 per share. The grants made to non-employee directors in 2022 are described in more detail in the table and footnotes below.

The table below summarizes the compensation paid by the Company to each non-employee director for the year ended December 31, 2022. For the compensation of our employee directors during 2022 (Messrs. Barber and Engquist) see “Summary Compensation Table”.

Director Compensation Tables
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)

Paul N. Arnold	115,000	80,013	—	195,013
Gary W. Bagley	100,000	80,013	—	180,013
Bruce C. Bruckmann	110,000	80,013	—	190,013
Patrick L. Edsell	116,250	80,013	—	196,263
Thomas J. Galligan III	105,000	80,013	—	185,013
Lawrence C. Karlson	103,654	80,013	—	183,667
John T. Sawyer (3)	36,507	80,013	—	116,520
Jacob Thomas (4)	29,076	—	—	29,076
Mary P. Thompson	106,346	80,013	—	186,359

_________

(1)
This column reflects fees paid to directors who served as directors in 2022. All non-employee directors received a retainer for the Board and its committees and committee chairmanship retainers as described above. Mr. Engquist did not receive any additional compensation for his service as Executive Chairman of the Board.

(2)
Amounts shown represent the grant date fair value of restricted common stock granted on February 1, 2022 (which fully vested immediately upon issuance) as described above pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”).
(3)
Mr. Sawyer resigned from the board on May 12, 2022.

(4)
Mr. Thomas was appointed to the board on September 16, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of March 23, 2023, the Annual Meeting Record Date, by (i) each person, or group of affiliated persons who is known by the Company to own more than 5% of its common stock, (ii) each of the Company’s directors and executive officers and (iii) all directors and executives of the Company as a group. The information provided in the table is based on our records, information filed with the SEC and information provided to the Company.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as set forth in the footnotes to the following table and subject to appropriate community property laws, the persons in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted, the address of each person listed below is c/o H&E Equipment Services, Inc., 7500 Pecue Lane, Baton Rouge, Louisiana 70809.

	Amount and Nature of Beneficial Ownership
	Shares	Percentage
Stockholders of 5% or more (excludes Directors and Executive Officers)
The Vanguard Group (1)	3,502,945	9.6%
BlackRock, Inc. (2)	2,596,710	7.1%
Clearbridge Investments LLC (3)	2,560,719	7.0%
Directors (except Messrs. Barber and Engquist)
Bruce C. Bruckmann (4)	1,045,607	2.9%
Paul N. Arnold (5)	72,440	*
Gary W. Bagley (5)	62,384	*
Lawrence C. Karlson (6)	57,590	*
Patrick L. Edsell (7)	34,395	*
Thomas J. Galligan III (5)	34,195	*
Mary P. Thompson (5)	9,652	*
Jacob Thomas (5)	1,867	*
Suzanne H. Wood	—	*
Executive Officers
John M. Engquist (8)	2,457,778	6.8%
Bradley W. Barber (8)	227,314	*
Leslie S. Magee (8)	125,436	*
John McDowell Engquist (8)	438,204	*
All executive officers and directors as a group (12 persons)	4,566,862	12.6%

_____________

* Less than 1%.

(1)
The shares reported herein are beneficially owned by The Vanguard Group (“Vanguard”). Shares beneficially owned is based solely on the Schedule 13G amendment filed with the SEC on February 9, 2023 by Vanguard, which provides beneficial ownership as of December 31, 2022. Vanguard has sole dispositive power with respect to 3,413,822 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(2)
The shares reported herein are beneficially owned by BlackRock, Inc. (“BlackRock”). Shares beneficially owned is based solely on the Schedule 13G amendment filed with the SEC on January 31, 2023 by BlackRock, which provides beneficial ownership as of December 31, 2022. BlackRock has sole dispositive power with respect to 2,596,710 shares and sole voting power with respect to 2,547,367 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(3)
The shares reported herein are beneficially owned by Clearbridge Investments, LLC (“Clearbridge”). Shares beneficially owned is based solely on the Schedule 13G amendment filed with the SEC on February 10, 2023 by Clearbridge, which provides beneficial ownership as of

December 31, 2022. Clearbridge has sole dispositive power with respect to 2,560,719 shares and sole voting power with respect to 2,560,193 shares. The address of Clearbridge is 620 8th Avenue, New York, NY 10018.
(4)
Includes the February 1, 2023 restricted stock grant of 1,867 shares, which vested immediately upon issuance. Also includes 73,344 shares held in a trust for the benefit of Mr. Bruckmann’s children, for which he is not a trustee, and 171,882 shares held in another trust for the benefit of Mr. Bruckmann’s children, for which he is not a trustee. Mr. Bruckmann expressly disclaims beneficial ownership of all shares except those owned by him directly.
(5)
Includes the February 1, 2023 restricted stock grant of 1,867 shares, which vested immediately upon issuance.
(6)
Includes the February 1, 2023 restricted stock grant of 1,867 shares, which vested immediately upon issuance. Also includes 2,875 shares held by Mr. Karlson’s spouse.
(7)
Includes the February 1, 2023 restricted stock grant of 1,867 shares, which vested immediately upon issuance. Also includes 200 shares held by Mr. Edsell’s domestic partner.
(8)
Includes the following restricted stock grants: (a) August 3, 2020: 30,469 shares, 30,571 shares and 16,603 shares to Mr. Engquist, Mr. Barber and Ms. Magee, respectively (b) August 2, 2021: 13,999 shares, 15,797 shares, 8,580 shares and 5,971 shares to Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell), respectively; and (c) August 1, 2022: 31,240 shares, 44,909 shares, 18,657 shares and 14,075 shares to Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell), respectively. The shares for each stock grant vest over a three-year period and are subject to certain restrictions, as described in the recipient’s applicable Restricted Stock Grant Award Letter.

DELINQUENT SECTION 16(a) REPORTS

The rules of the SEC require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s common stock. Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s common stock complied with all Section 16(a) filing requirements applicable to them during 2022 on a timely basis, except as noted below:

Mr. Arnold's Form 4, filed June 17, 2022, reporting his purchase of 5,000 shares on June 13, 2022 was not timely filed.

The reports (Forms 3, 4 and 5) filed under Section 16(a) of the Exchange Act reflecting transactions in Company securities are posted on our Internet website by the end of the business day after the report’s filing.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee assists the Board in meeting its oversight responsibility to stockholders, potential stockholders, the investment community and others. The Audit Committee’s function is one of oversight, recognizing that management is responsible for preparing the Company’s financial statements, and the independent registered public accounting firm is responsible for auditing those statements. Management of the Company is responsible for (1) the preparation, presentation, and integrity of the Company’s financial statements; (2) the appropriateness of the accounting principles and reporting policies that are used by the Company; (3) establishing and maintaining adequate internal control over financial reporting, as such term is defined in the Exchange Act; and (4) maintaining adequate disclosure controls and procedures, as such term is defined by the Exchange Act. The Company’s independent registered public accounting firm is responsible for (1) auditing the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”); (2) auditing and attesting to the Company’s internal control over financial reporting based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO criteria”); and (3) reviewing the Company’s unaudited interim condensed consolidated financial statements. The Audit Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm. The Audit Committee will however take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The Audit Committee is directly responsible for the selection of the independent registered public accounting firm to be retained to audit the Company’s consolidated financial statements and internal control over financial reporting, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board. In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to stockholder ratification), the Audit Committee conducts an annual assessment of the independent auditor’s performance, including with respect to the independent auditor’s qualifications and experience, the communication and interactions with the auditor over the course of the previous year and the auditor’s independence, objectivity and professional skepticism. The Audit Committee consults with and reviews recommendations made by the independent registered public accounting firm with respect to the Company’s consolidated financial statements and related disclosures and internal control over financial reporting of the Company and makes recommendations to the Board as it deems appropriate from time to time. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee is currently composed of three directors, all three of whom the Board has determined to be independent as that term is defined by applicable NASDAQ listing standards and SEC rules. The Board has determined, in accordance with applicable NASDAQ listing standards, that Messrs. Edsell and Galligan and Ms. Thompson are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s Internet website at www.he-equipment.com. The Audit Committee charter is reviewed on an annual basis by the Audit Committee and is subject to amendment from time to time.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls, and discusses these matters with the Company’s independent registered public accounting firm. The Audit Committee also discusses with senior management the Company’s disclosure controls and procedures. The Audit Committee’s oversight of the independent registered public accounting firm includes resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022, and the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022 with management and the Company’s independent registered public accounting firm, which included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence, including the compatibility of any non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its 2022 audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the year 2022 results of its consolidated financial statement audit, its audit of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting. Both the Director of Internal Audit and the independent registered public accounting firm have direct access to the Audit Committee at any time on any issue of their choosing, and the Audit Committee has the same direct access to the Director of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2022 be included in the 2022 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has appointed the firm of BDO USA, LLP as independent registered public accounting firm to audit and report upon the Company’s consolidated financial statements and internal control over financial reporting for the year ending

December 31, 2023. In making this selection, the Audit Committee has considered whether BDO USA, LLP’s provision of services other than audit services is compatible with maintaining their independence.

AUDIT COMMITTEE

Patrick L. Edsell, Chairman

Thomas J. Galligan III

Mary P. Thompson

ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023 and internal control over financial reporting. Although action by the stockholders on this matter is not required under Delaware law or the Sarbanes-Oxley Act of 2002, as amended, or the rules of the SEC promulgated thereunder, the Audit Committee and the Board of Directors believe it is appropriate to seek stockholder ratification of this appointment in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the stockholders, the Audit Committee may reconsider its appointment. One or more representatives of BDO USA, LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Principal Accountant Fees and Services

The aggregate fees billed by our independent registered public accounting firm for professional services rendered in connection with (i) the audit of our consolidated financial statements as set forth in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021, (ii) the review of our quarterly consolidated financial statements as set forth in our Quarterly Reports on Form 10-Q for each of our quarters during 2022 and 2021, and (iii) the 2022 and 2021 audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, as well as any fees paid to our independent registered public accounting firm for audit-related work, tax compliance, tax planning and other consulting services are set forth in the table below:

	2022	2021
Audit Fees (1)	$844,500	$760,000
Audit-Related Fees (2)	255,000	221,850
Tax Fees	—	—
All Other Fees	—	—
	$1,099,500	$981,850

____________

(1)
Represents audit fees and expenses for professional services provided in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly consolidated financial statements and audit services provided in connection with other regulatory filings.
(2)
Consists of accounting due diligence services in connection with acquisitions and potential acquisitions.

Pre-approval of services

All audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, BDO USA, LLP, require pre-approval by the Audit Committee in accordance with the Audit Committee Charter. The Company’s Audit Committee approves the independent registered public accounting firm’s engagement prior to the independent registered public accounting firm rendering any non-audit services. The Audit Committee pre-approved 100% of the 2022 and 2021 fees.

ESG HIGHLIGHTS

Environmental stewardship, social responsibility and transparent governance are important to our business, senior management and Board of Directors, all of whom are committed to advancing ESG throughout our business. The ESG Committee of the Board of

Directors has oversight of ESG matters. At the operational level, a cross-functional ESG task force of senior management leads work to develop and integrate ESG policies, programs and practices across the Company. During 2022, the task force commenced work with an external consultant to begin development of an ESG strategy and ESG programs and policies that will serve as a blueprint to guide our progress going forward. This work will build upon practices and initiatives already in place at H&E that include:

•
A safety culture built on our LIVESAFE program, which focuses on employee safety at work, home and play; extensive safety training and incentive programs to reward outstanding safety behavior.
•
A commitment to inclusion and diversity that reflects the customers we serve and the communities where we operate. Our focus on hiring and supporting all groups, including historically underrepresented groups has resulted in approximately 35% of our hourly workforce represented by people of color.
•
A package of competitive and comprehensive benefits for our employees to help ensure their wellbeing in all aspects of their life.
•
A full suite of skill development and professional advancement opportunities to help our employees realize their full potential and to increase retention that supports better business competitiveness and performance.
•
A commitment to environmental stewardship and compliance that includes capitalizing on opportunities to reduce our environmental footprint when possible.
•
A generous spirit that compels us to give back to the community through philanthropy, product donations and volunteer time.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that Section. This report shall not be deemed “incorporated by reference” into any document filed under the Securities Act, or the Exchange Act, whether such filing occurs before or after the date hereof, regardless of any general incorporation language in such filings, except to the extent that the Company specifically incorporates it by reference.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2023 Annual Meeting.

COMPENSATION COMMITTEE

Paul N. Arnold, Chairman

Patrick L. Edsell

Thomas J. Galligan III

Lawrence C. Karlson

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided to the Company’s Executive Chairman of the Board (“Executive Chairman”), Chief Executive Officer (“CEO”), Chief Financial Officer and Secretary (“CFO”) and Chief Operating Officer and President (“COO”) (collectively, the named executive officers (“NEOs”)) for 2022 (as presented in the tables which follow this CD&A). The Company did not have any other executive officers during the year ended December 31, 2022.

Executive Summary

The Company’s executive compensation program is designed to attract, retain and motivate a team of highly qualified senior executives who will promote both the near-term and long-term interests of our stockholders, while simultaneously discouraging excessive risk-taking by the Company’s management. The Company seeks to achieve these goals by compensating our executives through a combination of base salary, annual cash bonus opportunities and long-term equity incentive awards. The Company is committed to linking pay to performance on an individual and company-wide basis. As a result, the Company generally does not enter into employment, change in control or severance agreements with our senior executives and does not provide supplemental executive retirement benefits (other than NEO participation in a Company-sponsored 401(k) plan and accelerated vesting of certain equity awards made to NEOs upon a change in control), which the Company generally believes to be inconsistent with a performance-oriented approach to compensation.

The Company’s compensation policies and decisions during fiscal year 2022 were influenced by a variety of factors, including the macroeconomic conditions within our industry and market, including the Company’s continued response to the COVID-19 pandemic, the NEO’s individual experience, level of responsibility and performance as part of the Company’s senior management team, the recommendation of our Executive Chairman (as applicable) and the Pearl Meyer Study (as defined below), as well as the continued achievements of the Company and executive management team as a whole, including in such areas as operations, cash management, asset management, strategic divestitures, strategic transactions and their integration, new branch openings and the Company’s other growth initiatives. Based on these factors, the Compensation Committee (the “Committee”) approved salary increases for the CEO, COO and CFO and bonuses for 2022 for each of the NEOs (as further described below).

Compensation Committee

The Committee is currently composed of four non-employee directors, each of whom is an independent director under the NASDAQ listing standards and the SEC rules. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. Accordingly, the Committee has overall responsibility for approving and evaluating the various components of the Company’s executive compensation program. The Committee meets at least twice per year (and more often as necessary) to discuss and review the compensation of the NEOs. The Committee annually reviews and approves the compensation of the CEO. The Committee also reviews and approves the compensation of the CFO and COO after considering the recommendations of the Executive Chairman. In establishing and reviewing compensation for the NEOs, the Committee considers, among other things, the financial results of the Company, recommendations of management, and financial and compensation data for comparable companies.

Beginning in 2014, the Committee engaged Pearl Meyer as the Committee’s independent compensation consultant with respect to compensation matters, and the Committee continued to engage Pearl Meyer during fiscal year 2022. In connection with its engagement by the Committee, Pearl Meyer prepared a compensation study, dated October 30, 2014, that encompassed all areas of compensation, including salary ranges, bonus plans and long-term incentives (as amended and supplemented, the “Pearl Meyer Study”). Pearl Meyer continued to update and refine its study from time to time at the request of the Compensation Committee. As described below in further detail, the Committee referred to the Pearl Meyer Study in determining 2022 annual bonuses for the NEOs.

The Committee operates under a written charter adopted by the Board of Directors of the Company, which is annually reviewed by the Committee. A copy of this charter is available on our Internet website at www.he-equipment.com.

Executive Compensation Philosophy and Objectives

The Committee’s goals in structuring the Company’s compensation program for its NEOs are to:

•
provide incentives to achieve Company financial objectives;
•
provide long-term incentives for the executive officers;
•
set compensation levels competitively to attract and retain highly-qualified executives and to motivate them to contribute to the Company’s success; and
•
align the interests of executives with the interests of our stockholders.

The Committee has determined that to achieve these objectives, the Company’s executive compensation program should reward both individual and Company short-term and long-term performance. To this end, the Committee believes that executive compensation arrangements provided by the Company to its executive officers should generally include both cash and stock-based compensation. The Committee has increased the percentage of stock awards to be more heavily weighted to performance based awards, rather than time based awards, and will continue to analyze the appropriate mix of time and performance based stock awards. However, the Committee does not rely on any policy or formula in determining the appropriate mix of cash and equity compensation, nor does it rely on any policy or formula in allocating long-term compensation to different forms of awards.

Setting Executive Compensation; Processes; Role of Management

A complete description of the Committee’s processes and the role of executives in setting compensation can be found earlier in this Proxy Statement in the section entitled “Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

The Committee also considers corporate performance, the collective performance of the executive management team, an executive’s level of experience and responsibility and an executive’s current and past compensation levels. In addition, the Committee reviews market data for comparable companies to develop a general sense of executive compensation levels at companies with which the Company believes it competes when hiring management employees.

In determining annual bonuses for the NEOs in 2022, the Committee also took into account the Pearl Meyer Study, which provided compensation data for comparable companies. While the Committee considers the Pearl Meyer Study in establishing the compensation for the NEOs as a general check to ensure reasonable market comparability, it does not attempt to expressly benchmark any element of compensation or mix of compensation against any specific peer group of companies or any specific percentile within any such peer group. However, the Committee does periodically review information regarding compensation trends and levels from a variety of sources in making compensation decisions, including supplemental information from Pearl Meyer.

Although the advisory stockholder vote on executive compensation is non-binding, the Committee also considered, and will continue to consider, the outcome of the vote when making compensation decisions for the NEOs. At the 2022 Annual Meeting of Stockholders held on May 12, 2022, approximately 95.0% of the stockholders who were eligible to vote on the “say-on-pay” proposal approved the compensation of our NEOs. The Committee believes that the results of the say-on-pay vote constitute compelling evidence of strong stockholder support of the Company’s existing compensation philosophy and objectives and the Committee’s actions and decisions with respect to NEO compensation, and, therefore, the Committee did not make material changes to its compensation philosophy and objectives as a result of such vote. The Company currently holds a say-on-pay vote on an annual basis in accordance with the preference expressed by our stockholders at our 2019 Annual Meeting.

2022 Executive Compensation Components

The Company’s executive compensation program is composed of three principal components:

•
base salary;
•
cash bonuses; and
•
long-term incentives, consisting of equity awards.

In making decisions with respect to any element of an NEO’s compensation, the Committee considers the total current compensation that such NEO may be awarded. The Committee’s goal is to provide compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

The Company generally does not employ senior executives pursuant to employment agreements, and none of the NEOs currently has an employment contract. However, the Company entered into restrictive covenant agreements during 2015 with each of Mr. Barber and Ms. Magee and during 2022 with Mr. Engquist (McDowell). Each of the restrictive covenant agreements provides that, during the NEO’s employment with the Company and for a period of 12 months following a termination of employment for any reason, the executive will not engage in any business that competes with the business of the Company, solicit customers or other business relationships of the Company or its affiliates or solicit the services of any person who was an employee or independent contractor of the Company within six months prior to such solicitation. The restrictive covenant agreements also include an assignment of intellectual property rights in favor of the Company and, during employment and for an indefinite period thereafter, require the executive to keep confidential any confidential information relating to the Company or its affiliates and cooperate in Company-related litigation. The agreements also prohibit the executives from making remarks that disparage the Company and its affiliates during employment and for an indefinite period thereafter. In consideration for their entering into the restrictive covenant agreements, Mr. Barber and Ms. Magee each received a one-time grant of restricted stock.

Base Salaries

In General. The Company provides NEOs with base salaries as a component of total remuneration to compensate them for services rendered during the relevant fiscal year. In determining base salaries, the Committee takes into account several factors, including:

•
historical information regarding compensation previously paid to NEOs;
•
the individual executive’s experience and level of responsibility; and
•
the performance of the Company and the executive management team.

In addition, the Committee considers base salaries paid by comparable companies. As noted above, the Committee uses peer group data in a general sense to gauge the range of base salary levels of executive officers of such peer group companies in order to confirm the reasonableness of the base salaries of the NEOs and does not engage in benchmarking.

In the absence of a promotion or special circumstances, the Committee reviews and approves executive salaries once annually.

Consideration of 2022 Base Salaries. The Committee considered the following factors in setting the NEOs’ base salaries for 2022: the macroeconomic conditions within our industry and market; the Company’s long-term incentive plan design; the mix of cash compensation and long-term equity compensation; the NEOs’ individual experience, level of responsibility and performance as part of the Company’s senior management team; the collective performance of the executive management team as a whole, including in the areas of operations, cash management, asset management, strategic transactions and their integration, new branch openings and the Company’s other growth initiatives; the recommendations of the Executive Chairman for the other NEOs; and the Pearl Meyer Study. Additionally, the Committee considered the changes to the management team of the Company in accordance with its succession plan. Based on these factors, the Committee approved increases in base salary for 2022 for the CEO in an amount of approximately 14%, for the CFO in an amount of approximately 3% and for the COO in an amount of approximately 10%. The following table sets forth the NEOs’ base salaries for 2022 and compares them with the NEOs’ base salaries for 2021:

Executive	2022 Base Salary	As Compared to 2021 Base Salary
John M. Engquist	$893,000	no increase from $893,000
Bradley W. Barber (1)	$850,000	$102,000 or approximately 14%, increase from $748,000
Leslie S. Magee	$504,000	$15,000 or approximately 3%, increase from $489,000
John McDowell Engquist	$480,000	$44,000 or approximately 10%, increase from $436,000

____________

(1)
Mr. Barber’s 2022 base salary was effective as of October 1, 2022.

Annual Bonuses

In General. Annual cash bonuses are included as part of the executive compensation program because the Committee believes that a significant portion of each NEO’s compensation should be contingent on the annual performance of the Company, as well as the collective annual performance of the executive management team. The Committee believes that this structure is appropriate because it aligns the interests of management and stockholders by rewarding executives for strong annual performance by the Company.

The NEOs are eligible for an annual bonus payable at the discretion of the Committee. In determining bonuses, the Committee typically takes into account bonus guidelines that are determined by the Committee in consultation with the Executive Chairman. The guidelines, if adopted, are based on the Company’s achievement of financial targets. The Committee reviews and approves these guidelines after discussion and in consultation with the Executive Chairman. Actual bonus amounts may differ from those provided under the guidelines since the Committee retains full discretion in determining bonuses.

After the close of a fiscal year, the Committee generally determines and approves the amount of the annual bonus earned by each NEO for such fiscal year. The bonus is typically paid in February or March following the fiscal year to which the annual bonus relates. At the discretion of the Committee, a portion of the bonus may be deferred, which deferred portion generally will be paid in two equal annual installments over the following two years and accrue interest at the prime rate, which is reset annually each January 1st to the rate then in effect. The Committee determined that a portion of the 2022 discretionary bonuses for the NEOs would be deferred.

Consideration of 2022 Annual Bonus. For fiscal year 2022, the Committee approved bonus guidelines for the NEOs based on the Company’s achievement of specified threshold and target levels of earnings before interest, taxes, depreciation and amortization (EBITDA) and Rental Gross Profit, with a minimum return on gross net assets (ROGNA) level being obtained. For the Committee’s purposes, ROGNA is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization adjusted for non-recurring items (or Adjusted EBITDA) divided by the sum of the average of gross rental equipment, gross property and equipment and net working capital. These financial objectives have been determined by the Committee to be the appropriate metrics to use for the 2022 bonus guidelines because EBITDA and Rental Gross Profit are familiar to and targeted by the executive management team and because ROGNA is a metric that demonstrates management’s efficiency at managing assets and costs to generate earnings. These financial objectives are also consistent with the Committee’s compensation philosophy of linking executive performance to the Company’s financial performance.

Under the 2022 bonus guidelines, separate bonus amounts were calculated based on actual EBITDA and Rental Gross Profit levels, as compared to target EBITDA and Rental Gross Profit levels approved by the Committee, provided that a minimum ROGNA level was required to be obtained before any bonus was paid. The Committee believes that a minimum ROGNA level underscores the importance of the NEO’s continued management of Company assets. The bonus ranges based on EBITDA were given a weight of 65% and the bonus ranges based on Rental Gross Profit were given a weight of 35% in determining the recommended bonus amount. The Committee believes the relative weight was appropriate to motivate management to achieve EBITDA at or above the budgeted level, while at the same time managing Company assets. Bonus amounts are calculated as a percentage of base salary and increase incrementally based on increases in EBITDA and Rental Gross Profit as compared to the target EBITDA and Rental Gross Profit levels.

Under the 2022 guidelines, Mr. Engquist had a target bonus of 100% of his base salary and a maximum bonus potential of 200% of his base salary, while Mr. Barber, Ms. Magee and Mr. Engquist (McDowell) had target bonuses of 100%, 70% and 75% of their respective base salaries, respectively, and maximum bonus potentials of 200%, 140% and 150% of their respective base salaries, respectively. The Committee felt that these bonus ranges were set at a level that appropriately reflected the Company’s budgeted targets and the economic landscape. The Company does not publicly disclose specific internal income or operation objectives due to the competitive nature of its industry. In addition, specific targets under the management incentive guidelines are not disclosed because (i) the Committee has discretion with respect to the guidelines and (ii) such disclosure would signal where the Company places its strategic focus and would impair the Company’s ability to gain a competitive advantage from its business plan. In addition, disclosing short-term compensation objectives would contradict the Company’s long-term financial focus and could result in confusion for investors.

As described above, based upon the Company’s 2022 performance, the Committee determined to pay discretionary cash bonuses to each of Messrs. Engquist, Barber and Engquist (McDowell) and Ms. Magee in February 2023. The Committee approved 2022 discretionary cash bonuses of $1,786,000, $1,700,000, $705,600 and $720,000 for Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell), respectively (or approximately 200%, 200%, 140% and 150%, respectively, of their respective base salaries). The Committee determined that the bonus amounts for Messrs. Engquist, Barber and Engquist (McDowell) and Ms. Magee were appropriate in light of the Company’s overall performance and in consideration of each executive’s contributions to this performance. The Committee determined to pay the Executive Chairman’s, CEO’s, CFO’s and COO’s 2022 discretionary bonuses of $893,000, $850,000, $352,800 and $360,000, respectively, in cash in February 2023 and the remainder in equal installments during the first quarter of 2024 and 2025, respectively, subject to accrued interest at the prime rate.

Long-Term Incentives

In General. The Committee believes that NEOs should be compensated in part with equity interests in the Company in order to more closely align the long-term interests of stockholders and executives. The Committee also believes that equity awards are an important means of attracting and retaining qualified executives. Accordingly, the Committee provides long-term incentives by means of periodic grants of stock awards under the 2016 Incentive Plan. Stock awards available under the 2016 Incentive Plan include restricted stock, restricted stock units, stock options, deferred stock and other stock-based awards.

All grants of equity compensation to NEOs are made by the Committee, and the Committee determines the size of long-term incentive awards in its discretion based upon a number of factors. The Committee’s decisions regarding whether grants are made and the type and size of any grants may be based upon Company performance, performance of the executive management team, performance of an individual NEO, position held, years of service, level of experience and potential of future contribution to the Company’s success, recommendations of the Executive Chairman, and the Pearl Meyer Study or any other compensation study prepared by the Committee’s independent compensation consultant in the future. In making decisions about future grants, the Committee may also consider long-term incentive grants previously awarded to the NEOs, long-term incentive grants given to other executive officers throughout the Company’s history and grant practices at comparable companies.

2022 Time-Based Restricted Stock Grants (“Restricted Stock”). On May 11, 2022, the Committee approved grants of time-based restricted stock as follows, effective August 1, 2022: Mr. Engquist — 31,240 shares; Mr. Barber — 44,909 shares; Ms. Magee — 18,657 shares; and Mr. Engquist (McDowell) — 14,075 shares. When awarding grants to the NEOs, the Committee considered a variety of factors, as discussed above, including the performance of the executive management team and management’s leadership during the macroeconomic conditions in our industry and market.

Each of these awards vests in equal annual installments on the first, second and third anniversaries of the date of grant, conditioned on the executive’s continued employment with the Company on the applicable vesting date. The Committee believes that this vesting schedule serves to motivate and retain the recipients, providing continuing benefits to the Company beyond those achieved in the year of grant. Each of the awards granted to Messrs. Engquist, Barber and Engquist (McDowell) and Ms. Magee will also vest in full upon a change in control of the Company, as described in more detail below under the heading “— Potential Payments Upon Termination or Change in Control.” Under the terms of these awards, in the event that an NEO’s employment with the Company is terminated for any reason, such NEO will forfeit all of his or her unvested shares of restricted stock. In addition, in the event that an NEO’s employment with the Company is terminated for cause, such NEO will forfeit all of his or her vested and unvested shares of restricted stock.

2022 Performance-Based Restricted Stock Unit Grants (“RSU”). In 2015, the Committee introduced a new component of its long-term equity-based incentive program by making grants of restricted stock units, or RSUs, the vesting of which is based entirely upon the achievement of performance goals, as described below. The purpose of granting performance-based RSUs was to more closely align the interests of the Company’s NEOs with its stockholders, while being mindful of creating inappropriate incentives for executives to engage in excessive risk-taking, by increasing the role that long-term equity incentives play in the Company’s overall compensation program and making such equity incentives subject to the achievement of the Company’s financial performance over a three-year period.

On May 11, 2022, the Committee approved grants of RSUs with target share amounts as follows, effective August 1, 2022: Mr. Engquist — 21,654 shares; Mr. Barber — 31,454 shares; Ms. Magee — 13,180 shares; and Mr. Engquist (McDowell) — 10,539 shares. When awarding grants of RSUs to the NEOs, the Committee considered a variety of factors, as discussed above with respect to the restricted stock component.

The RSUs may vest with respect to a number of shares that is between 0% and 200% of the target number of shares specified in the applicable award agreement. Vesting of RSUs occurs at the end of the three-year performance period, ending on December 31, 2024, based upon a weighted average of the Company’s achievement of pre-determined goals, during each of the three years of the performance period, with respect to the Company’s EBITDA growth (50% weighting) and ROGNA performance (50% weighting). The Committee reevaluates these components and weightings each year, and may elect to change one or more components or the associated weightings in future years in an effort to better align the quantitative goals with the plan’s purpose.

If the threshold level of performance is not achieved, none of the RSUs will vest at the end of the performance period. If the minimum threshold level of performance is achieved, 20% of the shares subject to the award will vest. If the target level of performance is achieved, 100% of the shares subject to the award will vest. If the maximum level of performance is achieved, 200% of the shares subject to the award will vest. If performance during any fiscal year falls between the minimum and target performance levels, or between the target and maximum performance levels, with respect to any of the three performance categories, the weighting for that category will be determined by linear interpolation.

Under the terms of the award agreements, at the conclusion of the performance period, the grants of RSUs shall be settled exclusively in shares of the Company. The RSU grants do not automatically vest if a change in control of the Company occurs prior to the end of the performance period. Further, if the executive’s employment terminates for any reason prior to the end of the performance period, all RSUs subject to the award will be forfeited with no compensation due to the executive.

The Committee determined the approximate amount of the long-term incentive awards and awarded shares of restricted stock and RSUs that had a fair market value on the date of grant that approximated such amount. The approximate grant date fair market value of the restricted stock and RSUs granted to each executive in 2022 are reflected in the following table:

Executive	Restricted Stock (# shares)	Restricted Stock ($) (1)	Minimum RSUs (#)	Minimum RSUs ($) (1)	Target RSUs (#)	Target RSUs ($) (1)	Maximum RSUs (#)	Maximum RSUs ($) (1)
John M. Engquist	31,240	1,116,830	4,331	154,833	21,654	774,131	43,308	1,548,261
Bradley W. Barber	44,909	1,605,497	6,291	224,903	31,454	1,124,481	62,908	2,248,961
Leslie S. Magee	18,657	666,988	2,636	94,237	13,180	471,185	26,360	942,370
John McDowell Engquist	14,075	503,181	2,108	75,361	10,539	376,769	21,078	753,539

____________

(1)
Dollar amount represents the fair value of shares underlying the award on August 1, 2022, the grant date of the award, based on the per-share closing price of the Company’s common stock on July 29, 2022, the last trading day immediately preceding the grant date, of $35.75.

The Company has no formal program, plan or practice to time the grant of equity awards to its executives in coordination with the release of material non-public information.

Stock Ownership/Retention Guidelines. The Company does not require its NEOs to maintain a minimum ownership interest in the Company.

Other Compensation and Perquisite Benefits

401(k) Plan. In addition to the principal categories of compensation described above, the NEOs are eligible to participate in the Company’s broad-based health and welfare benefit plans on the same terms and conditions as are available to all employees generally, including medical, dental, disability and life insurance. The Company also sponsors a 401(k) plan. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all employees, including the NEOs, are able to contribute to the 401(k) plan up to the limit prescribed by the Internal Revenue Code of 1986, as amended (the “Code”). The Company makes a matching contribution of 50% of the first 10% of pay contributed by the employee to the 401(k) plan, subject to a Company match annual maximum amount. All contributions made by a participant vest immediately and matching contributions made by the Company vest over the employee’s first five years of eligible service, in annual increments of 25% beginning after the employee has completed two years of eligible service.

These benefits are not tied to any individual or corporate performance objectives and are intended to be part of an overall competitive compensation program.

Other Benefits and Perquisites. The NEOs are not generally entitled to benefits that are not otherwise available to all of our employees. In this regard it should be noted that the Company does not provide pension arrangements (other than the 401(k) plan), nonqualified deferred compensation plans, post-retirement health coverage or similar benefits for its executives. However, the NEOs are entitled to short-term and long-term disability benefits, annual automobile allowances and other automobile benefits, such as fuel costs, which are noted in the “All Other Compensation” column in the Summary Compensation Table shown below.

Mr. Engquist does not receive an annual automobile allowance. Instead, Mr. Engquist is given use of an automobile which the Company purchased in 2022. The Company also provides Mr. Engquist with certain automobile benefits, such as fuel and maintenance costs, in connection with his use of this automobile. The Company and the Committee believe that the benefits described above are consistent with the goal of attracting and retaining superior executive talent. No NEO is entitled to be “grossed up” by the Company in connection with taxes incurred by the NEO in connection with the receipt of these perquisites.

Tax and Accounting Implications

Deductibility of Certain Compensation

Section 162(m) of the Code limits the amounts that may be deducted (for federal income tax purposes) by a public company for compensation paid to certain individuals to $1,000,000, except that, in 2017 and prior years, compensation in excess of the $1,000,000 threshold could be deducted if it met the requirements to be considered “qualifying performance-based compensation” within the meaning of Section 162(m) of the Code.

The Tax Cuts and Jobs Act, passed by Congress in December 2017, eliminated the “performance-based” compensation exemption under Section 162(m) of the Code. Therefore, for 2018 and subsequent years, compensation paid to our CEO, our CFO, our COO and to any other NEOs (each, a “covered employee”) generally will not be deductible for federal income tax purposes to the extent such compensation exceeds $1,000,000, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m) of the Code) in 2017 or who becomes a covered employee in any future year, and continues to apply to each such individual for all future years, regardless of whether such individual remains an NEO. There is, however, a transition rule that allows “performance-based” compensation in excess of $1,000,000 to continue to be deductible if the remuneration is provided pursuant to a binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified.

The Committee believes that our stockholders’ interests are best served by not restricting the Committee’s discretion in structuring compensation programs, and thus the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when the best interests of the Company make that advisable. In approving the amount and form of compensation for the NEOs, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code.

Section 409A

Section 409A of the Code imposes a 20% additional tax and interest on the recipient of “nonqualified deferred compensation” that fails to satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections, the timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefit plans and arrangements for all of its employees, including the NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code. No NEO is entitled to be “grossed up” by the Company for any additional tax or interest imposed on the executive by Section 409A of the Code as a result of any compensation that is not exempt from, and does not satisfy the requirements of, Section 409A of the Code.

Section 280G

Section 280G of the Code imposes certain penalties on “excess parachute payments” made to certain executives and highly-compensated employees in connection with a change in control. Stock options or restricted stock awards that are accelerated upon the occurrence of a change in control of the Company may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Code. The Company is not permitted to take a deduction for any “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on the recipients of such payments. As described in more detail below under the heading “— Potential Payments Upon Termination or Change in Control,” certain awards under the 2006 Incentive Plan or the 2016 Incentive Plan to the NEOs will vest upon a change in control of the Company and, therefore, may give rise, in whole or in part, to an

“excess parachute payment.” No NEO is entitled to be “grossed up” by the Company for any excise tax incurred by the NEO as a result of an “excess parachute payment.”

Accounting Implications

The Committee considers the potential accounting impact in connection with equity compensation matters; however, these considerations do not significantly affect decisions on grants of equity compensation.

Compensation Risk Assessment

The Committee conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2022. This assessment included the: (i) review of programs, plans, policies, procedures and practices relating to the components of executive officer and employee compensation; (ii) review of incentive-based equity and cash compensation; (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking; (iv) identification of business risks that these features could potentially encourage; (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks; (vi) assessment of potential risks; and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Committee has determined that there are no risks arising from the Company’s compensation policies and practices for its executive officers and employees that are reasonably likely to have a material adverse effect on its business or operations.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executives serve as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Company’s Compensation Committee. None of the Company’s executives serve as a member of the compensation committee of an entity that has an executive officer serving as a member of the Company’s Board of Directors. All of the members of the Compensation Committee served on the Compensation Committee during all of the last completed fiscal year of the Company. No member of the Compensation Committee is a former or current executive officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
John M. Engquist	2022	893,000	1,786,000	1,890,961	—	95,964	4,665,925
Executive Chairman	2021	893,000	823,941	1,190,982	—	86,660	2,994,583
of the Board	2020	893,000	178,600	1,190,984	—	85,350	2,347,934
Bradley W. Barber	2022	815,308	1,700,000	2,729,978	—	89,527	5,334,813
Chief Executive Officer	2021	745,885	690,155	1,343,947	—	74,906	2,854,893
and Director	2020	690,577	138,600	1,194,977	—	81,906	2,106,060
Leslie S. Magee	2022	503,433	705,600	1,138,173	—	50,375	2,397,581
Chief Financial Officer	2021	488,702	322,742	729,943	—	46,671	1,588,058
and Secretary	2020	474,462	95,000	648,983	—	45,161	1,263,606
John McDowell Engquist	2022	478,308	720,000	879,950	—	43,212	2,121,470
Chief Operating Officer and President	2021	436,000	306,726	507,966	—	38,146	1,288,838

____________

(1)
Mr. John McDowell Engquist became an NEO effective January 1, 2021, upon his promotion to President and Chief Operating Officer. As such for the 2020 period presented in the table above and subsequent compensation tables below, his compensation is not disclosed. Additionally, for the 2020 period presented in the table above and subsequent compensation tables below, Mr. Barber served as President in addition to Chief Executive Officer until January 1, 2021.

(2)
Amounts represent base salaries paid for the NEOs for each applicable fiscal year before any reduction for contributions to any retirement plan of the Company.
(3)
The 2022 bonus for each NEO was paid approximately 50% in cash during the first quarter of 2023. The remaining amount is to be paid in equal installments during the first quarter of 2024 and the first quarter of 2025, together with accrued interest on the unpaid balances at the prime rate in effect on January 1st of the then-current year.

The 2021 and 2020 bonus was paid in cash during the first quarter of the following year.

(4)
The amounts reported for each of the NEOs in “Stock Awards” are shown below. For additional discussion of the Company’s accounting policies for restricted stock and RSUs, see footnote 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Name	Year	Restricted Stock ($) (a)	RSUs ($) (b)	Total ($)
John M. Engquist	2022	1,116,830	774,131	1,890,961
	2021	476,386	714,596	1,190,982
	2020	535,950	655,034	1,190,984
Bradley W. Barber	2022	1,605,497	1,124,481	2,729,978
	2021	537,572	806,375	1,343,947
	2020	537,744	657,233	1,194,977
Leslie S. Magee	2022	666,988	471,185	1,138,173
	2021	291,977	437,966	729,943
	2020	292,047	356,936	648,983
John McDowell Engquist	2022	503,181	376,769	879,950
	2021	203,193	304,773	507,966

_______________

(a)
Amounts represent the grant date fair value (computed in accordance with ASC 718) of restricted stock granted in 2022, 2021 and 2020.
(b)
Amounts represent the grant date fair value of the target number of shares underlying the performance-based RSUs granted in 2022, 2021 and 2020. Maximum grant values for performance-based RSUs granted to the NEOs in 2022, 2021 and 2020 are as follows: Mr. Engquist: $1,548,261 (2022); $1,429,192 (2021); and $1,310,068 (2020); Mr. Barber: $2,248,961 (2022); $1,612,750 (2021); and $1,314,466 (2020); Ms. Magee: $942,370 (2022); $875,932 (2021); and $713,873 (2020); and Mr. Engquist (McDowell): $753,539 (2022) and $609,545 (2021).
(5)
The amounts reported for each of the NEOs in “All Other Compensation” are shown below:

Name	Year	Dividends Received on Unvested Company Stock ($)(a)	Perquisites and Other Personal Benefits ($)(b)	Insurance Premiums ($)(c)	Company Contributions to 401(k) Plan ($)	Total ($)
John M. Engquist	2022	50,340	34,575	4,549	6,500	95,964
	2021	49,298	26,223	4,639	6,500	86,660
	2020	48,185	26,026	4,639	6,500	85,350
Bradley W. Barber	2022	59,080	19,616	4,331	6,500	89,527
	2021	47,802	16,685	3,919	6,500	74,906
	2020	56,427	15,330	3,649	6,500	81,906
Leslie S. Magee	2022	28,918	11,893	3,064	6,500	50,375
	2021	26,045	11,133	2,993	6,500	46,671
	2020	25,020	10,704	2,937	6,500	45,161
John McDowell Engquist	2022	19,390	14,357	2,965	6,500	43,212
	2021	15,404	13,412	2,830	6,500	38,146

_______________

(a)
Amounts represent Company common stock dividends received by the NEOs on unvested restricted stock previously granted pursuant to the 2016 Incentive Plans. The Company as a matter of practice has paid its quarterly dividends on all outstanding common stock, which includes outstanding unvested restricted stock granted to all employees of the Company (including NEOs).
(b)
Amounts shown in this column include the automobile-related perquisites for each NEO as set forth in the table below.
(c)
Includes payments by the Company on behalf of the NEOs of long-term disability, short-term disability and life insurance premiums.

Name	Year	Company Provided Automobile ($) (d)	Automobile Allowance ($)	Other Automobile Benefits ($) (e)	Total Perquisites and Other Personal Benefits ($)
John M. Engquist	2022	24,900	—	9,675	34,575
	2021	21,200	—	5,023	26,223
	2020	21,200	—	4,826	26,026
Bradley W. Barber	2022	—	9,000	10,616	19,616
	2021	—	9,000	7,685	16,685
	2020	—	9,000	6,330	15,330
Leslie S. Magee	2022	—	9,000	2,893	11,893
	2021	—	9,000	2,133	11,133
	2020	—	9,000	1,704	10,704
John McDowell Engquist	2022	—	9,000	5,357	14,357
	2021	—	9,000	4,412	13,412

___________

(d)
The value of Mr. Engquist’s Company-provided automobile is calculated based on 100% of the annual lease value of the automobile.
(e)
Includes fuel and maintenance costs.

2022 GRANTS OF PLAN-BASED AWARDS TABLE

The table below sets forth information regarding grants of plan-based awards made to each of the NEOs during 2022.

			Estimated Future Payouts under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of		Grant Date Fair Value of Stock and
Name	Grant Date of Equity Award		Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(4)		Option Awards ($)(5)
John M. Engquist	08/01/22	(1)	-	-	-	31,240	(4)	1,116,830
	08/01/22	(2)	4,331	21,654	43,308	-		774,131
Bradley W. Barber	08/01/22	(1)	-	-	-	44,909	(4)	1,605,497
	08/01/22	(2)	6,291	31,454	62,908	-		1,124,481
Leslie S. Magee	08/01/22	(1)	-	-	-	18,657	(4)	666,988
	08/01/22	(2)	2,636	13,180	26,360	-		471,185
John McDowell Engquist	08/01/22	(1)	-	-	-	14,075	(4)	503,181
	08/01/22	(2)	2,108	10,539	21,078	-		376,769

_______________

(1)
Grant of restricted stock.
(2)
Grant of performance-based RSUs.
(3)
These amounts represent the range of stock-based compensation that might be realized under the 2022 grants of performance-based RSUs granted under the 2016 Incentive Plan. The potential payouts are based on performance and are therefore at risk. The performance measures are based upon the Company’s achievement of pre-determined goals with respect to the Company’s financial performance over a three-year performance period, as described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” above. The performance-based RSUs granted in 2022 will vest on December 31, 2024, subject to the level of achievement of pre-determined performance goals, and further conditioned on the NEO’s continuous employment through such date. Performance-based RSUs do not automatically vest upon a “change in control” of the Company. Performance-based RSUs will be settled in shares of the Company.
(4)
Represents shares of restricted stock granted in fiscal year 2022 under the 2016 Incentive Plan. One-third of the shares subject to the awards will vest on each of the first three anniversaries of the grant date, conditioned on the NEO’s continued employment with the Company through the applicable vesting date.
(5)
Amounts reported in this column represent, (i) with respect to each restricted stock award, the product of (x) the number of restricted shares, multiplied by (y) the per-share closing price of the Company’s common stock on July 29, 2022, the last trading date immediately preceding the grant date ($35.75), and (ii) with respect to each performance-based RSU award, the product of (x) the number of target shares underlying such award, multiplied by (y) the per-share closing price of the Company’s common stock on July 29, 2022, the last trading day immediately preceding the grant date ($35.75).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022 TABLE

The table below sets forth the number of securities underlying outstanding plan awards for each NEO as of December 31, 2022.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John M. Engquist	10,157	(2)	461,128
	9,333	(3)	423,718
	31,240	(4)	1,418,296
				20,999	(5)	953,355
				21,654	(6)	983,092
Bradley W. Barber	10,191	(2)	462,671
	10,532	(3)	478,153
	44,909	(4)	2,038,869
				23,696	(5)	1,075,798
				31,454	(6)	1,428,012
Leslie S. Magee	5,535	(2)	251,289
	5,720	(3)	259,688
	18,657	(4)	847,028
				12,870	(5)	584,298
				13,180	(6)	598,372
John McDowell Engquist	3,981	(3)	180,737
	14,075	(4)	639,005
				8,956	(5)	406,602
				10,539	(6)	478,471

_______________

(1)
Dollar values are based on the closing price of the Company’s common stock on December 30, 2022, the last trading day of 2022, or $45.40 per share.
(2)
Represents restricted stock grants made on August 3, 2020 under the 2016 Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.
(3)
Represents restricted stock grants made on August 2, 2021 under the 2016 Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.
(4)
Represents restricted stock grants made on August 1, 2022 under the 2016 Incentive Plan. The number of shares that will vest based on each NEO’s continued employment and the applicable vesting dates are reported in the supplemental table below.
(5)
Represents the target number of performance-based restricted stock units granted on August 2, 2021 under the 2016 Incentive Plan. The actual number of shares that vest in accordance with such award is subject to the level of achievement of certain performance goals over a three-year performance period ending December 31, 2023, as described in “—Long Term Incentives—2021 Performance-Based Restricted Stock Unit Grants” in the Company’s 2021 Proxy Statement.
(6)
Represents the target number of performance-based restricted stock units granted on August 1, 2022 under the 2016 Incentive Plan. The actual number of shares that vest in accordance with such award is subject to the level of achievement of certain performance goals over a three-year performance period ending December 31, 2024, as described above in “—Long Term Incentives—2022 Performance-Based Restricted Stock Unit Grants”.

Supplemental Vesting Table for Restricted Stock and Restricted Stock Units

Name	Grant Date		Vesting Date	Number of Shares Vesting (#) (2)
John M. Engquist	08/03/20		08/03/23	10,157
	08/02/21		08/02/23	4,666
			08/02/24	4,667
	08/01/22		08/01/23	10,413
			08/01/24	10,413
			08/01/25	10,414
	08/02/21	(1)	12/31/23	20,999
	08/01/22	(1)	12/31/24	21,654

Bradley W. Barber	08/03/20		08/03/23	10,191
	08/02/21		08/02/23	5,266
			08/02/24	5,266
	08/01/22		08/01/23	14,969
			08/01/24	14,970
			08/01/25	14,970
	08/02/21	(1)	12/31/23	23,696
	08/01/22	(1)	12/31/24	31,454

Leslie S. Magee	08/03/20		08/03/23	5,535
	08/02/21		08/02/23	2,860
			08/02/24	2,860
	08/01/22		08/01/23	6,219
			08/01/24	6,219
			08/01/25	6,219
	08/02/21	(1)	12/31/23	12,870
	08/01/22	(1)	12/31/24	13,180

John McDowell Engquist	08/02/21		08/02/23	1,990
			08/02/24	1,991
	08/01/22		08/01/23	4,691
			08/01/24	4,692
			08/01/25	4,692
	08/02/21	(1)	12/31/23	8,956
	08/01/22	(1)	12/31/24	10,539

_______________

(1)
Represents an award of performance-based RSUs.
(2)
With respect to any award of performance-based RSUs, this column reflects the target number of shares subject to such award. The actual number of shares that vest in accordance with such award is subject to the level of achievement of certain performance goals over a three-year performance period.

2022 OPTION EXERCISES AND STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John M. Engquist
	6,485	(1)	226,845
	10,156	(2)	351,905
	4,666	(3)	160,837
	7,744	(4)	297,292
Bradley W. Barber
	5,608	(1)	196,168
	10,190	(2)	353,084
	5,265	(3)	181,485
	6,698	(4)	257,136
Leslie S. Magee
	3,017	(1)	105,535
	5,534	(2)	191,753
	2,860	(3)	98,584
	3,603	(4)	138,319
John McDowell Engquist
	1,634	(1)	57,157
	3,198	(2)	110,811
	1,990	(3)	68,595
	1,951	(4)	74,899

__________________

(1)
Represents a restricted stock grant on August 1, 2019 to each of Mr. Engquist (19,454 shares), Mr. Barber (16,824 shares), Ms. Magee (9,049 shares) and Mr. Engquist (McDowell) (4,900 shares) under the 2016 Incentive Plan. One-third of the shares subject to each grant vested on August 1, 2022. Dollar values are based on the closing price of the Company’s common stock on August 1, 2022 of $34.98 per share.
(2)
Represents a restricted stock grant on August 3, 2020 to each of Mr. Engquist (30,469 shares), Mr. Barber (30,571 shares), Ms. Magee (16,603 shares) and Mr. Engquist (McDowell) (9,593 shares) under the 2016 Incentive Plan. One-third of the shares subject to each grant vested on August 3, 2022. Dollar values are based on the closing price of the Company’s common stock on August 3, 2022 of $34.65 per share.
(3)
Represents a restricted stock grant on August 2, 2021 to each of Mr. Engquist (13,999 shares), Mr. Barber (15,797 shares), Ms. Magee (8,580 shares) and Mr. Engquist (McDowell) (5,971 shares) under the 2016 Incentive Plan. One-third of the shares subject to each grant vested on August 2, 2022. Dollar values are based on the closing price of the Company’s common stock on August 2, 2022 of $34.47 per share.
(4)
Represents a performance-based RSU grant on August 1, 2019 that vested on December 31, 2021. The actual number of shares that vested was determined in accordance with such award based upon the level of achievement of certain performance goals over a three-year performance period. Dollar values are based on the closing price of the Company’s common stock on March 7, 2022 (the issuance date) of $38.39 per share.

2022 PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we have calculated a pay ratio of Mr. Engquist, the Company’s Executive Chairman of the Board during 2022, and the median of the annual total compensation of all Company employees for 2022. This ratio was determined to be 61:1 and was calculated using the annual total compensation of Mr. Engquist as reported in the Total column of our 2022 Summary Compensation Table of $4,665,925, compared to the median of the annual total compensation of all employees, excluding Mr. Engquist, of $75,956.

To identify our median employee, we began with our entire active employee population of 2,375 as of December 31, 2022 (the “determination date”). To identify the median employee from a compensation perspective, we used total compensation as reflected in our payroll records and as reported to the Internal Revenue Service. Compensation was annualized for part-time employees and full-time employees who were employed less than a full year. Using this methodology, we determined that our median employee works in accounts payable in Baton Rouge, Louisiana. We then determined the median employee’s compensation for 2022 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the compensation of Mr. Engquist, as reported in the Summary Compensation Table.

The SEC rules allow companies to use estimates, assumptions, adjustments, statistical sampling and unique definitions of compensation to identify the median employee and calculate the pay ratio. Our estimated pay ratio may not be comparable to other companies because of the differences in how pay ratios may be calculated at other companies.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Upon Termination of Employment. None of our NEOs are, or were at any time during the 2022 fiscal year, party to an employment agreement, severance agreement or any other type of agreement which provides benefits upon a termination of employment. Upon a termination of employment for any reason, all unvested shares of restricted stock and RSUs will be forfeited with no compensation due to the executive.

Payments Upon Change in Control. Each restricted stock award granted under the 2006 Incentive Plan and 2016 Incentive Plan to our NEOs provides for immediate vesting of all unvested shares of restricted stock in the event of a “change in control.” If a “change in control” occurred on December 31, 2022, 50,730, 65,632, 29,912 and 21,254 shares of restricted stock would have vested for Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell), respectively. Based on the closing price of our common stock on December 30, 2022 of $45.40 per share, the value of such shares held by Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell) would have been $2,303,142, $2,979,693, $1,358,005 and $964,932, respectively. Upon a change in control, awards of performance-based RSUs do not automatically vest; however, the Compensation Committee may, in its discretion, fully vest such award, cause the surviving corporation to assume or replace such award with a comparable award or take any other action with respect to the vesting of such award as permitted under the 2006 Incentive Plan and the 2016 Incentive Plan (as applicable). If a “change in control” occurred on December 31, 2022 and assuming the target performance-based RSUs were discretionarily vested, 42,653, 55,150, 26,050 and 19,495 shares of RSUs would have vested for Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell), respectively. Based on the closing price of our common stock on December 30, 2022 of $45.40 per share, the value of such shares held by Mr. Engquist, Mr. Barber, Ms. Magee and Mr. Engquist (McDowell) would have been $1,936,446, $2,503,810, $1,182,670 and $885,073, respectively.

Generally, a “change in control” is defined under the 2006 Incentive Plan and the 2016 Incentive Plan as:

•
The acquisition of 35% or more of the Company’s voting securities;
•
A change in the composition of a majority of the Board of Directors;
•
A merger or consolidation where the Company’s stockholders immediately before the merger or consolidation own 70% or less of the voting power of the surviving corporation immediately after the merger or consolidation;
•
A complete liquidation or dissolution of the Company, or a sale of substantially all of its assets; or
•
A share exchange in which the stockholders of the Company immediately before such exchange own 70% or less of the voting power of the corporation resulting from such exchange.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	4,263,848	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	4,263,848

_______________

(1)
Comprised of 3,264,472 shares under the 2006 Stock-Based Incentive Compensation Plan and 999,376 shares under the 2016 Stock-Based Incentive Compensation Plan.

PAY VERSUS PERFORMANCE

We are required by SEC rules, mandated by Congress in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, to disclose the following information regarding compensation paid to our NEOs. Our Chief Executive Officer is the principal executive officer (“PEO”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid for Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. The following table sets forth information concerning the compensation and our financial performance for each of the years ended December 31, 2022, 2021 and 2020:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) from Continuing Operations ($ in thousands)	Adjusted EBITDA from Continuing Operations ($ in thousands)(4)
2022	5,334,813	5,880,801	3,061,659	3,290,394	151.52	195.45	133,694	535,733
2021	2,854,893	4,303,220	1,957,160	2,768,654	143.57	244.98	60,564	393,610
2020	2,106,060	1,895,349	1,805,770	1,681,890	93.77	142.21	(46,396)	359,431

___________

(1)
The dollar amounts reported are the amounts of total compensation and average total compensation from the Summary Compensation Table for the years ending December 31, 2022, 2021 and 2020 for the executives below:

Year	PEO	Non-PEO NEOs
2022	Bradley W. Barber	John M. Engquist, Leslie S. Magee, John McDowell Engquist
2021	Bradley W. Barber	John M. Engquist, Leslie S. Magee, John McDowell Engquist
2020	Bradley W. Barber	John M. Engquist, Leslie S. Magee

(2)
The dollar amounts reported represents the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our PEO or NEOs during the applicable year, but also include the year-end value of equity awards granted during the reported year and the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year. Compensation Actually Paid is calculated based on the following adjustments to Total Compensation in the Summary Compensation Table (“SCT”):

	PEO			Average of Non-PEO NEOs
	2022	2021	2020	2022	2021	2020
SCT Total Compensation	$5,334,813	$2,854,893	$2,106,060	$3,061,659	$1,957,160	$1,805,770
Less: Stock Awards Reported in SCT	(2,729,978)	(1,343,947)	(1,194,977)	(1,303,028)	(809,630)	(919,983)
Plus: Fair Value of Stock Awards Granted in the Year	3,466,880	1,748,355	2,025,142	1,654,754	1,053,257	1,559,108
Change in Fair Value of Outstanding Unvested Stock from Prior Years	50,193	916,084	(113,592)	29,211	474,360	(99,467)
Change in Fair Value of Stock from Prior Years that Vested in the Year	(241,107)	127,834	(927,285)	(152,202)	93,507	(663,537)
Less: Fair Value of Stock Awards Forfeited during the Year	—	—	—	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	—	—	—	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans	—	—	—	—	—	—
Compensation Actually Paid	$5,880,801	$4,303,220	$1,895,349	$3,290,394	$2,768,654	$1,681,890

(3)
The peer group we selected for our Total Shareholder Return (“TSR”) is comprised of the following companies: United Rentals, Inc., Herc Holdings Inc., Toromont Industries, Ltd., Finning International, Inc. and The Ashtead Group, PLC. The peer group is additionally used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)
Net income (loss) before interest expense, income taxes, depreciation, and amortization (“EBITDA”) and Adjusted EBITDA are non-GAAP measures as defined under the rules of the SEC. We define Adjusted EBITDA for the periods presented as EBITDA adjusted for merger and other costs, loss on early extinguishment of debt and impairment of goodwill. A reconciliation of EBITDA and Adjusted EBITDA to net income is below:

	Reconciliation of Non-GAAP Financial Measures
	Year Ended December 31,
	2022	2021	2020
Net Income (loss)	$132,170	$102,540	$(32,667)
Net Income (loss) from discontinued operations	(1,524)	41,976	13,729
Net Income (loss) from continuing operations	133,694	60,564	(46,396)
Interest expense	54,033	53,758	61,790
Provision (benefit) for income taxes	47,036	21,160	(13,428)
Depreciation	296,310	254,158	252,681
Amortization of intangibles	4,660	3,970	3,987
EBITDA from continuing operations	$535,733	$393,610	$258,634
Merger and other	—	—	503
Loss on early extinguishment of debt	—	—	44,630
Impairment of goodwill	—	—	55,664
Adjusted EBITDA from continuing operations	$535,733	$393,610	$359,431

Pay versus Performance Narrative Disclosure

The preceding graphical information demonstrates the strong relationship between our executive compensation program and the interests of our shareholders.

As described in more detail in the section “Compensation Discussion and Analysis,” the Company is committed to linking pay to performance on an individual and company-wide basis. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (“CAP”) (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. We chose Adjusted EBITDA as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric in our Long-Term Incentive Plans, a key metric in our Annual Bonuses, as well as a performance metric disclosed in our quarterly earnings releases. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphical support of the relationships between information presented in the Pay versus Performance table.

As demonstrated by the following graphs, the amount of CAP to our PEO and NEOs generally aligns with the Company’s TSR, peer group TSR, Net Income and Adjusted EBITDA over the three years presented. Our TSR trends with our Peer TSR, which trends with CAP. Additionally, there is a strong alignment between executive compensation and both Net Income and Adjusted EBITDA. While Net Income is not a metric that is specifically used in executive compensation, it is closely related to Adjusted EBITDA, which is a metric that is utilized for both the long-term incentive plan and the annual cash bonus. However, as CAP fluctuates due to changes in our stock price there may be periods with less alignment between CAP and financial performance.

CAP vs TSR

CAP vs TSR
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP ($ 000s)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Value of Fixed $100 Investment
2020
2021
2022
Year
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
TSR
PEER TSR

CAP vs Net Income

CAP vs Net Income
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP ($ 000s)
$160
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
$(40)
$(60)
Net Income ($ 000s)
2020
2021
2022
Year
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Net Income (Loss)

CAP vs Adjusted EBITDA

CAP vs Adjusted EBITDA
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
CAP ($ 000s)
$600
$500
$400
$300
$200
$100
$-
Adjusted EBITDA ($ 000s)
2020
2021
2022
Year
PEO Compensation Actually Paid
NEO Average Compensation Actually Paid
Adjusted EBITDA

Pay versus Performance Tabular List

The table below lists our most important performance measures used to link executive compensation to company performance, over the fiscal year ended December 31, 2022. These measures, or some combination thereof, are used to determine the annual cash bonus and long-term incentives for each of the NEOs. For more information, see “Annual Bonuses” and “Long-Term Incentives” as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Financial Performance Measures
Adjusted EBITDA
Rental Gross Profit
ROGNA

ITEM 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Pursuant to Section 14A of the Exchange Act, we are providing Company stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs, which is described in the section titled “Compensation Discussion and Analysis” and in the related compensation tables and narrative discussion in this Proxy Statement. This vote is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as a whole, as described in this Proxy Statement in accordance with the rules of the SEC. As described more fully in this Proxy Statement, including in the Compensation Discussion and Analysis and the related tables and narrative discussion, our compensation program is designed to provide incentives to our executives for the Company’s achievement of financial objectives. In addition, our program is designed to align the interests of executives with the interests of our stockholders, provide long-term incentives and set compensation at levels sufficiently competitive to attract and retain highly qualified executives and to motivate them to contribute to our success.

Vote Required; Board Recommendation

If a quorum is present, the non-binding advisory approval of the executive compensation described in this Proxy Statement requires the affirmative vote of a majority of shares present, in person or by Proxy and entitled to vote on the matter at the Annual Meeting. Shares voted in person or represented by Proxy which are not voted for approval of our executive compensation (by voting no or abstaining) will have the effect of voting against this proposal. Broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed Proxies will be voted for approval of our executive compensation, as disclosed in this Proxy Statement. Because this stockholder vote is advisory, it will not be binding on the Company or the Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The Company’s current policy is to hold such an advisory vote every year.

Based on the foregoing, the Board of Directors is requesting that stockholders vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Board of Directors recommends that stockholders vote to approve the compensation of the Company’s Named Executive Officers by voting FOR this resolution.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

In connection with certain transactions involving the Company and its predecessors (the “Prior Transactions”), a predecessor company (“H&E Holdings”) entered into a registration rights agreement with affiliates of Bruckmann, Rosser, Sherrill & Co., Inc. (“BRS”), certain members of management and certain other entities. In connection with our initial public offering in February 2006, the parties amended and restated the registration rights agreement to provide that the registration rights agreement thereafter applies to our common stock held by the parties.

Investor Rights Agreement

In connection with the Prior Transactions, H&E Holdings entered into an investor rights agreement with affiliates of BRS, Credit Suisse First Boston Corporation and other members of H&E Holdings (the “Investors”). In connection with our initial public offering in February 2006, the parties amended and restated the investor rights agreement to, among other things, provide that the investor rights agreement thereafter applies to our common stock held by the parties. Pursuant to the terms of the restated investor rights agreement, subject to certain conditions, Investors holding 33% or more of the equity interests issued to the Investors on the date of the investor rights agreement (or successor securities) have the right on any two occasions to require us to register all or part of such equity interests under the Securities Act of 1933 at our expense. In addition, the Investors are entitled to request the inclusion of any equity interests subject to the investor rights agreement in any registration statement at our expense whenever we propose to register any of our equity interests under the Securities Act. In connection with all such registrations, we agreed to indemnify the Investors against certain liabilities, including liabilities under the Securities Act.

Related Party Transactions

The Company maintains a policy that the Audit Committee review transactions in which the Company and its directors, executive officers or their immediate family members are participants to determine whether a related person has a direct or indirect material interest. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any such related party transaction. This policy has been communicated orally by the Board.

In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable to the Company than terms that would otherwise be generally available to the Company if the transaction was entered into under the same or similar circumstances with a party unaffiliated with the Company and (2) the extent of the interest of the related party in the transaction.

Below are the related party transactions which occurred or were in effect during the year ended December 31, 2022. All such related party transactions, if entered into after the Company’s initial public offering in February 2006, have been approved or ratified by the Company’s Audit Committee or, if pursuant to contractual arrangements entered into prior to the Company’s initial public offering in February 2006, have been reviewed annually by the Audit Committee.

Mr. Engquist, our current Executive Chairman of the Board, has a 48.0% ownership interest in Perkins-McKenzie Insurance Agency, Inc. (“Perkins-McKenzie”), an insurance brokerage firm. Perkins-McKenzie brokers a substantial portion of our commercial liability insurance. As the broker, Perkins-McKenzie receives from our insurance provider as a commission a portion of the premiums we pay to the insurance provider. In 2022, commissions paid to Perkins-McKenzie on our behalf as insurance broker totaled $1,079,537.

We purchase products and services from, and sell products and services to, B-C Equipment Sales, Inc. (“B-C”), in which Mr. Engquist has a 50% ownership interest. For the year ended December 31, 2022, our purchases from B-C totaled $1,732 and our sales to B-C totaled $119,405. Our accounts receivable balances at December 31, 2022 include a receivable from B-C for $21,543 and there was no accounts payable balance at December 31, 2022 payable to B-C.

Mr. Engquist’s son, John McDowell Engquist, is an employee of the Company and was appointed as President and Chief Operating Officer of the Company, effective January 1, 2021. The annual total compensation of Mr. Engquist (McDowell) is reported in our Summary Compensation Table.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Notice may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate Notice to you if you request one by writing or calling as follows: Investor Relations, 7500 Pecue Lane, Baton Rouge, LA 70809; Telephone: (225) 952-2308. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER BUSINESS

The Company is not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent as recommended by the Board of Directors.

By Order of the Board of Directors

Leslie S. Magee
Chief Financial Officer and Secretary
March 30, 2023

H&E Equipment Services, Inc.

The 2023 Annual Meeting of Stockholders

of H&E Equipment Services, Inc. will be held on

May 12, 2023 at 7:30 a.m., Central Time, at the

Grand Hyatt DFW Hotel, Asia Room

2337 South International Parkway,

DFW Airport, Texas 75261

H&E Equipment Services, Inc. 7500 Pecue Lane Baton Rouge, LA 70809	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2023.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the election of all of the nominees listed on the reverse side as directors and “FOR” Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Bradley W. Barber and Leslie S. Magee, each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

VOTE BY INTERNET OR TELEPHONE

Voting by Internet or telephone is quick, easy and immediate. As an H&E Equipment Services, Inc. common stockholder of record, you have the option of voting your common shares electronically through the Internet or on the telephone, eliminating the need to return this proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 11, 2023.

To Vote Your Proxy Over the Internet

Go to www.envisionreports.com/HEES

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy By Phone

1 (800) 652-VOTE (8683)

Use any touch-tone telephone and follow the prompts to vote your shares. Have your proxy card available when you call.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY PHONE.

VOTE BY MAIL

To Vote Your Proxy by Mail

Mark, sign and date your proxy card and return it in the enclosed reply envelope.

FOLD AND DETACH HERE

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE LISTED UNDER ITEM 1 AND FOR THE PROPOSALS LISTED UNDER ITEMS 2 AND 3.	Please Mark your votes like this	☒

1.

Election of Directors:

 01 John M. Engquist

 02 Bradley W. Barber

 03 Paul N. Arnold

 04 Gary W. Bagley

 05 Bruce C. Bruckmann

 06 Patrick L. Edsell

 07 Thomas J. Galligan III

 08 Lawrence C. Karlson

 09 Jacob Thomas

 10 Mary P. Thompson

 11 Suzanne H. Wood

(To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

	FOR 	WITHHOLD 	2. 3.

Ratification of appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2023.

Advisory vote on Named Executive Officer compensation as disclosed in the Proxy Statement.

				FOR  FOR 	AGAINST  AGAINST 	ABSTAIN  ABSTAIN 

The Board of Directors recommends a vote FOR all the nominees listed under Item 1 and FOR the proposals listed under Items 2 and 3.

Signature:	Signature:	Date:

Please sign exactly as your name(s) appears on the Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.